As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EATON CORPORATION

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Ohio	3590	34-0196300
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Eaton Boulevard

Cleveland, Ohio 44122

(440) 523-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Moran

Senior Vice President and Secretary

1000 Eaton Boulevard

Cleveland, Ohio 44122

(440) 523-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed exchange offers:

As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

(Eaton Corporation plc, a co-registrant which owns 100% of Eaton Corporation and will fully and unconditionally guarantee the securities being registered hereunder, is a large accelerated filer.)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
0.950% Senior Notes due 2015	$600,000,000	100%	$600,000,000	$81,840
Guarantees of 0.950% Senior Notes due 2015(2)	N/A	N/A	N/A	N/A(3)
1.500% Senior Notes due 2017	$1,000,000,000	100%	$1,000,000,000	$136,400
Guarantees of 1.500% Senior Notes due 2017(2)	N/A	N/A	N/A	N/A(3)
2.750% Senior Notes due 2022	$1,600,000,000	100%	$1,600,000,000	$218,240
Guarantees of 2.750% Senior Notes due 2022(2)	N/A	N/A	N/A	N/A(3)
4.000% Senior Notes due 2032	$700,000,000	100%	$700,000,000	$95,480
Guarantees of 4.000% Senior Notes due 2032(2)	N/A	N/A	N/A	N/A(3)
4.150% Senior Notes due 2042	$1,000,000,000	100%	$1,000,000,000	$136,400
Guarantees of 4.150% Senior Notes due 2042(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Eaton Corporation plc	Ireland	98-1059235	70 Sir John Rogerson’s Quay, Dublin 2, Ireland +353 1 232 2000
Turlock B.V.	Netherlands	98-1116699	70 Sir John Rogerson’s Quay, Dublin 2, Ireland +353 1 232 2000
Eaton US Holdings, Inc.	Ohio	45-5551329	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Controls (Luxembourg) S.à r.l.	Luxembourg	98-1116654	70 Sir John Rogerson’s Quay, Dublin 2, Ireland +353 1 232 2000
Eaton Technologies (Luxembourg) S.à r.l.	Luxembourg	98-1116656	70 Sir John Rogerson’s Quay, Dublin 2, Ireland +353 1 232 2000
Eaton Aeroquip LLC	Ohio	26-3155882	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Aerospace LLC	Delaware	34-1926527	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Hydraulics LLC	Delaware	26-3155993	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Leasing Corporation	Ohio	34-1349740	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Wright Line Holding, Inc.	Delaware	20-0797854	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Wright Line LLC	Delaware	03-0471268	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Industries	Ireland	98-0632292	70 Sir John Rogerson’s Quay, Dublin 2, Ireland +353 1 232 2000
Eaton Electric Holdings LLC	Delaware	76-0518215	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Offshore Holdings Ltd.	Bermuda	98-0357009	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper B-Line, Inc.	Delaware	76-0638615	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Bussmann, LLC	Delaware	46-1039791	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Crouse-Hinds, LLC	Delaware	52-2025211	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Lighting, LLC	Delaware	76-0554120	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Power Systems, LLC	Delaware	76-0253330	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Cooper Wiring Devices, Inc.	New York	11-0701510	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2013

PRELIMINARY PROSPECTUS

Eaton Corporation

Offers to Exchange (the “exchange offers”)

$600,000,000 aggregate principal amount of its 0.950% Senior Notes due 2015 (the “2015 Exchange Notes”), $1,000,000,000 aggregate principal amount of its 1.500% Senior Notes due 2017 (the “2017 Exchange Notes”), $1,600,000,000 aggregate principal amount of its 2.750% Senior Notes due 2022 (the “2022 Exchange Notes”), $700,000,000 aggregate principal amount of its 4.000% Senior Notes due 2032 (the “2032 Exchange Notes”) and $1,000,000,000 aggregate principal amount of its 4.150% Senior Notes due 2042 (the “2042 Exchange Notes” and, together with the 2015 Exchange Notes, the 2017 Exchange Notes, the 2022 Exchange Notes and the 2032 Exchange Notes, the “Exchange Notes”), each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 0.950% Senior Notes due 2015 (the “Outstanding 2015 Notes”), 1.500% Senior Notes due 2017 (the “Outstanding 2017 Notes”), 2.750% Senior Notes due 2022 (the “Outstanding 2022 Notes”), 4.000% Senior Notes due 2032 (the “Outstanding 2032 Notes”) and 4.150% Senior Notes due 2042 (the “Outstanding 2042 Notes” and, together with the Outstanding 2015 Notes, the Outstanding 2017 Notes, the Outstanding 2022 Notes and the Outstanding 2032 Notes, the “Outstanding Notes”), respectively.

We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered Outstanding Notes for freely tradable notes that have been registered under the Securities Act.

The exchange offers

•	We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are freely tradable.

•	You may withdraw tenders of Outstanding Notes at any time prior to the expiration date of the applicable exchange offer.

•	The exchange offers expire at 12:00 a.m. midnight, New York City time, on , 2013, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the relevant Outstanding Notes for the relevant Exchange Notes in the exchange offers will not be a taxable event for United States federal income tax purposes.

•	The terms of the relevant Exchange Notes to be issued in the exchange offers are substantially identical to the relevant Outstanding Notes, except that the Exchange Notes will be freely tradable.

Results of the exchange offers

•	The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes on a national market.

All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the indenture. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider before participating in the applicable exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Exchange Notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into it by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements, trend analyses and other information contained herein about the markets for our services and products and future trends, plans, events, results of operations or financial condition, as well as other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “goal,” “forecast,” “guidance,” “predict,” “project,” “intend,” “may,” “possible,” “potential” or the negative of these terms or other similar words, phrases or expressions, constitute forward-looking statements. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with mergers and acquisitions or to pay dividends are forward-looking statements. These forward-looking statements are not historical facts but instead represent only our expectations, estimates and projections regarding future events, based on current beliefs of management as well as assumptions made by, and information currently available to, management. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, many of which are outside of our control, which may include the risk factors set forth in this prospectus and other market, business, legal and operational uncertainties discussed elsewhere in this prospectus and the documents which are incorporated herein by reference. The following factors or uncertainties could cause actual results to differ materially from those in the forward-looking statements: unanticipated downturns in business relationships with customers or their purchases from us; the availability of credit to customers and suppliers; competitive pressures on sales and pricing; increases in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest; the impact of acquisitions and divestitures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; interest rate changes; tax rate changes or exposure to additional income tax liability; stock and commodity market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in Eaton Corporation plc’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as updated in Exhibit 99.1 to Eaton Corporation plc’s Current Report on Form 8-K dated September 6, 2013, Quarterly Report on Form-10Q for the period ended March 31, 2013, Quarterly Report on Form 10-Q for the period ended June 30, 2013 as updated in Exhibit 99.5 to Eaton Corporation plc’s Current Report on Form 8-K dated September 6, 2013 and other documents filed by Eaton Corporation plc from time to time with the SEC and incorporated herein by reference.

Actual results might differ materially from those expressed or implied by these forward-looking statements because these forward-looking statements are subject to assumptions and uncertainties. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the exchange offers or the other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by applicable law or regulation, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or any document incorporated by reference might not occur.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the Exchange Notes. You should carefully read this entire prospectus, including the information presented under the heading “Risk Factors” and the more detailed discussion about risks, financial information and the historical financial statements and related notes incorporated by reference into this prospectus, which are described under “Where You Can Find More Information” in this prospectus. Unless the context otherwise requires or indicates, in this prospectus, “we,” “us,” “our,” “Parent” and the “Company” refer to Eaton Corporation plc and its consolidated subsidiaries.

Information about the Company

Eaton Corporation plc was incorporated under the laws of Ireland on May 10, 2012, and became the successor registrant to Eaton Corporation on November 30, 2012, in connection with the consummation of the acquisition of Cooper Industries plc. We are a diversified power management company providing energy-efficient solutions that help our customers effectively manage electrical, hydraulic and mechanical power. We are a global technology leader in electrical products, systems and services for power quality, distribution and control, power transmission, lighting and wiring products; hydraulics components, systems and services for industrial and mobile equipment; aerospace fuel, hydraulics and pneumatic systems for commercial and military use; and truck and automotive drivetrain and powertrain systems for performance, fuel economy and safety. We have approximately 102,000 employees and sells products to customers in 175 countries.

Our principal executive offices are located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

The Exchange Offers

In this prospectus, the term “Outstanding Notes” refers collectively to the outstanding unregistered 0.950% Senior Notes due 2015 (the “Outstanding 2015 Notes”), 1.500% Senior Notes due 2017 (the “Outstanding 2017 Notes”), 2.750% Senior Notes due 2022 (the “Outstanding 2022 Notes”), 4.000% Senior Notes due 2032 (the “Outstanding 2032 Notes”) and 4.150% Senior Notes due 2042 (the “Outstanding 2042 Notes”). The term “Exchange Notes” refers collectively to the 0.950% Senior Notes due 2015 (the “2015 Exchange Notes”), the 1.500% Senior Notes due 2017 (the “2017 Exchange Notes”), the 2.750% Senior Notes due 2022 (the “2022 Exchange Notes”), the 4.000% Senior Notes due 2032 (the “2032 Exchange Notes”) and the 4.150% Senior Notes due 2042 (the “2042 Exchange Notes”), as registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “Notes” refers collectively to the Outstanding Notes and the Exchange Notes.

General	In connection with the private placement of the Outstanding Notes, Eaton Corporation (“Eaton”) and the guarantors of the Outstanding Notes (“Guarantors”) entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to complete the applicable exchange offers within 360 days after the date of original issuance of the applicable Outstanding Notes. You are entitled to exchange in the applicable exchange offers your Outstanding Notes for the Exchange Notes of the corresponding series which are identical in all material respects to the Outstanding Notes except:

•	the Exchange Notes have been registered under the Securities Act;

•	the Exchange Notes are not entitled to any registration rights which are applicable to the Outstanding Notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offers	Eaton is offering to exchange:

•	up to $600,000,000 aggregate principal amount of its 2015 Exchange Notes which have been registered under the Securities Act for any and all of the Outstanding 2015 Notes;

•	up to $1,000,000,000 aggregate principal amount of its 2017 Exchange Notes which have been registered under the Securities Act for any and all of the Outstanding 2017 Notes;

•	up to $1,600,000,000 aggregate principal amount of its 2022 Exchange Notes which have been registered under the Securities Act for any and all of the Outstanding 2022 Notes;

•	up to $700,000,000 aggregate principal amount of its 2032 Exchange Notes which have been registered under the Securities Act for any and all of the Outstanding 2032 Notes; and

•	up to $1,000,000,000 aggregate principal amount of its 2042 Exchange Notes which have been registered under the Securities Act for any and all of the Outstanding 2042 Notes.

You may only exchange Outstanding Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and any unexchanged portion of an Outstanding Note must be in a principal amount of $2,000 or an integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the exchange offers in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Any holder of Outstanding Notes who:

•	is our affiliate;

•	does not acquire Exchange Notes in the ordinary course of its business; or

•	tenders its Outstanding Notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

Expiration Date	The exchange offers will expire at 12:00 a.m. midnight, New York City time, on , 2013, unless extended by Eaton. Eaton does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your Outstanding Notes at any time prior to the expiration of the applicable exchange offer. Eaton will return to you any of your Outstanding Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the applicable exchange offer.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which Eaton may waive. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the Outstanding Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold Outstanding Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures (“ATOP”) of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

If you comply with ATOP, you need not deliver a letter of transmittal in order to participate in the exchange offers.

Special Procedures for Beneficial Owners

If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Outstanding Notes in the applicable exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those Outstanding Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your Outstanding Notes and your Outstanding Notes are not immediately available or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your Outstanding Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of, all validly tendered Outstanding Notes pursuant to the terms of the exchange offers, Eaton and the Guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you do not tender your Outstanding Notes in the applicable exchange offer, you will continue to be entitled to all the rights and limitations applicable to the Outstanding Notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered Outstanding Notes pursuant to the terms of the exchange offers, Eaton and the Guarantors will not have any further obligation to you to provide for the exchange and registration of the Outstanding Notes under the registration rights agreement. To the extent that the Outstanding Notes are tendered and accepted in the exchange offers, the trading market for the Outstanding Notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the indenture. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, Eaton and the Guarantors does not currently anticipate that it will register the Outstanding Notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of Outstanding Notes for Exchange Notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. See “United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offers. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offers—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Exchange Notes. The Exchange Notes will have terms identical in all material respects to the Outstanding Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Eaton Corporation, an Ohio corporation

Securities Offered	$600,000,000 aggregate principal amount of the 2015 Exchange Notes,

$1,000,000,000 aggregate principal amount of the 2017 Exchange Notes,

$1,600,000,000 aggregate principal amount of the 2022 Exchange Notes,

$700,000,000 aggregate principal amount of the 2032 Exchange Notes, and

$1,000,000,000 aggregate principal amount of the 2042 Exchange Notes.

Maturity Date	The 2015 Exchange Notes will mature on November 2, 2015,

the 2017 Exchange Notes will mature on November 2, 2017,

the 2022 Exchange Notes will mature on November 2, 2022,

the 2032 Exchange Notes will mature on November 2, 2032, and the 2042 Exchange Notes will mature on November 2, 2042.

Interest	Interest on the 2015 Exchange Notes will be payable in cash and will accrue at a rate of 0.950% per annum,

interest on the 2017 Exchange Notes will be payable in cash and will accrue at a rate of 1.500% per annum,

interest on the 2022 Exchange Notes will be payable in cash and will accrue at a rate of 2.750% per annum,

interest on the 2032 Exchange Notes will be payable in cash and will accrue at a rate of 4.000% per annum, and interest on the 2042 Exchange Notes will be payable in cash and will accrue at a rate of 4.150% per annum.

Interest Payment Dates	May 2 and November 2, beginning on May 2, 2013. Interest will accrue from the most recent interest payment date preceding the exchange offers.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by Parent and certain of its subsidiaries.

Ranking	The Exchange Notes and the guarantees will be Eaton and the Guarantors’ unsecured, unsubordinated obligations and will:

•	rank equally with all of Eaton and the Guarantors’ existing and future unsecured unsubordinated indebtedness;

•	be effectively subordinated to any of Eaton and the Guarantors’ existing and future secured obligations, to the extent of the value of the collateral securing such obligations;

•	be senior in right of payment to any of Eaton and the Guarantors’ obligations that are by their terms expressly subordinated or junior in right of payment to the Exchange Notes and the guarantees; and

•	will be structurally subordinated to the existing and future obligations of our subsidiaries that do not guarantee the Exchange Notes.

See note 15 and note 14, respectively, to the Consolidated Financial Statements in Exhibits 99.1 and 99.5 of our Current Reports on Form 8-K filed with the SEC on September 6, 2013 for the condensed consolidating financial information of the Guarantors and our subsidiaries that will not guarantee the Exchange Notes.

As of June 30, 2013, on a pro forma basis, we would have had a de minimis amount of secured indebtedness for borrowed money outstanding.

Optional Redemption	We may redeem the Exchange Notes of any series, in whole or in part, at any time or from time to time at the applicable make-whole premium redemption price as described under “Description of Exchange Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to the Exchange Notes, unless we have exercised our option to redeem the Exchange Notes by notifying the holders to that effect, we will be required to offer to repurchase such Notes at the price described in this prospectus. See “Description of Exchange Notes—Change of Control Offer.”

Authorized Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Public Market	The Exchange Notes will be freely transferrable. Although the initial purchasers in the private offering of the unregistered Outstanding Notes have informed us that they intend to make a market in the Exchange Notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Exchange Notes will be maintained. See “Risk Factors—An active trading market for the Exchange Notes may not develop.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	New York

You should carefully consider all the information contained or incorporated by reference in the prospectus prior to exchanging your Outstanding Notes. In particular, we urge you to carefully consider the factors set forth in the section entitled “Risk Factors”.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth summary historical financial and other operating data of Eaton Corporation plc and its consolidated subsidiaries at the dates and for the periods indicated. The summary historical balance sheet data as of December 31, 2012 and 2011 and the summary historical operating information and other financial data as of and for each of the fiscal years ended December 31, 2012, 2011 and 2010 is derived from the audited financial statements of Parent incorporated by reference in this prospectus. The summary historical balance sheet data as of December 31, 2010 is derived from the audited financial statements of Parent, which are not incorporated by reference in this prospectus. The summary historical balance sheet data as of June 30, 2013 and the summary historical operating information and other financial data as of and for the six-month periods ended June 30, 2013 and 2012 is derived from the unaudited financial statements of Parent for the six months ended June 30, 2013, which is incorporated by reference in this prospectus. The summary historical balance sheet data as of June 30, 2012 is derived from unaudited financial statements of Parent which are not incorporated by reference in this prospectus. The unaudited financial statements of Parent have been prepared on the same basis as the audited financial statements of Parent and reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial statements in all material respects. The results for any interim period are not necessarily indicative of the results that may be expected for a full year or any future period.

This information is only a summary. You should read the data set forth in the table below in conjunction with the financial statements of Parent and the accompanying notes in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the six month period ended June 30, 2013, each as updated in Exhibits 99.1 and 99.5, respectively, to our Current Reports on Form 8-K filed with the SEC on September 6, 2013, and each of which is incorporated by reference in this prospectus.

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011	2010
	(in millions)
INCOME STATEMENT DATA:
Net income	$877	$693	$1,220	$1,352	$937
Less net income for noncontrolling interests	(5)	—	(3)	(2)	(8)

Net income attributable to Parent ordinary shareholders	872	693	1,217	1,350	929

BALANCE SHEET DATA (at period end):
Total assets	$35,257	$18,554	$36,284	$17,873	$17,252
Long-term debt	9,069	3,678	9,762	3,366	3,382
Total debt	9,759	4,373	10,833	3,773	3,458
Shareholders’ equity	15,388	7,937	15,113	7,469	7,362
RATIO OF EARNINGS TO FIXED CHARGES	5.88x	7.73x	4.83x	7.41x	5.50x

RISK FACTORS

Any investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information included in or incorporated by reference in this prospectus before deciding whether to tender the Outstanding Notes in the exchange offers. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-looking Statements” in this prospectus. You should also read and consider the risks discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Risks Related to the Exchange Offers

If you choose not to exchange your Outstanding Notes, the present transfer restrictions will remain in force and the market price of your Outstanding Notes could decline.

If you do not exchange your Outstanding Notes for Exchange Notes in the exchange offers, you will continue to be subject to restrictions on transfer of your Outstanding Notes as set forth in the applicable offering memorandum distributed in connection with the private offering of the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offers” and “The Exchange Offers” for information about how to tender your Outstanding Notes.

The tender of Outstanding Notes under the exchange offers will reduce the outstanding amount of the Outstanding Notes, which may have an adverse effect upon, and increase the volatility of, the market price of the Outstanding Notes not exchanged in the exchange offers due to a reduction in liquidity.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Relating to the Exchange Notes

Claims of holders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the Exchange Notes.

The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Parent and the other Guarantors, to the extent such Guarantors guarantee Eaton’s revolving credit facilities, and each will rank equally in right of payment with our and the Guarantors’ existing and future senior indebtedness and will rank senior to all of our and the Guarantors’ existing and future subordinated indebtedness, if any. The Exchange Notes will not be guaranteed by certain of our subsidiaries. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or our creditors, including the holders of the Exchange Notes.

See note 15 and note 14, respectively, to the Consolidated Financial Statements in Exhibits 99.1 and 99.5 of our Current Reports on Form 8-K filed with the SEC on September 6, 2013 for the condensed consolidating financial information of the Guarantors and our subsidiaries that will not guarantee the Exchange Notes.

Payment on the Exchange Notes, including under the guarantees, will be effectively subordinated to claims of secured creditors.

The Exchange Notes are our unsecured general obligations. Accordingly, any of our secured creditors will have claims that are superior to the claims of holders of the Exchange Notes to the extent of the value of the assets securing that other indebtedness. Similarly, the guarantees will effectively rank junior to any secured debt of the Guarantors to the extent of the value of the assets securing the debt. In the event of any distribution or payment of our, or the Guarantors’, assets in any foreclosure, dissolution, winding-up, liquidation, examination, reorganization or other bankruptcy proceeding, our secured creditors, or the secured creditors of the Guarantors, respectively, will have a superior claim to their collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. Holders of the Exchange Notes will participate ratably with all holders of our unsecured senior indebtedness, and with all of our other general senior creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of Exchange Notes may receive less, ratably, than our secured creditors. As of June 30, 2013, on a pro forma basis, we would have had a de minimis amount of secured indebtedness outstanding.

An active trading market for the Exchange Notes may not develop.

There is no existing market for the Exchange Notes and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Exchange Notes;

•	outstanding amount of the Exchange Notes;

•	the terms related to optional redemption of the Exchange Notes; and

•	level, direction and volatility of market interest rates generally.

The initial purchasers have advised us that they currently intend to make a market in the Notes, but they are not obligated to do so and may cease market making at any time without notice.

We may still incur significantly more indebtedness, which could further increase the risks associated with our indebtedness and affect our credit ratings.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. The Indenture (as defined below) does not contain significant restrictions on our and our subsidiaries’ ability to incur additional indebtedness and the indebtedness we and our subsidiaries incur could be substantial. If new indebtedness is added to our and our subsidiaries’ debt levels, the related risks that we and they face would be increased, and we may not be able to meet all of our debt obligations, including repayment of the notes, in whole or in part.

The incurrence of additional indebtedness could also affect our credit ratings. Credit ratings are continually revised. Any downgrade in Eaton’s credit rating could adversely affect the trading price of the Exchange Notes or the trading markets for the Exchange Notes to the extent trading markets for the Exchange Notes develop.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Eaton’s creditors or the Guarantors’ creditors could challenge the issuance of the Exchange Notes and the related guarantees as fraudulent conveyances or on other grounds. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws and Irish or Luxembourg bankruptcy, insolvency, fraudulent transfer, examinership or similar laws, the delivery of the notes or the guarantees could be found to be a fraudulent transfer and declared void. In the case of U.S. federal bankruptcy laws, if a court determined that Eaton or the relevant Guarantor, at the time it incurred the indebtedness evidenced by the exchange note or its guarantee, as applicable, (1) delivered the exchange note or guarantee, as applicable, with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the exchange note or guarantee, as applicable, and any of the following three conditions apply:

•	Eaton or the Guarantor was insolvent or rendered insolvent by reason of issuing or delivering the exchange note or guarantee;

•	Eaton or the Guarantor was engaged in a business or transaction for which Eaton’s or the Guarantor’s remaining assets constituted unreasonably small capital; or

•	Eaton or the Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by Eaton or that Guarantor pursuant to the Exchange Notes or its guarantee, as applicable, could be voided and required to be returned to Eaton or the Guarantor, or to a fund for the benefit of the creditors of Eaton or the Guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the Exchange Notes from Eaton or any such Guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of Eaton or that guarantor.

The indenture governing the Exchange Notes will limit the liability of each Guarantor on its guarantee to the maximum amount that such Guarantor can incur without risk that is guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

If a court declares the Exchange Notes or guarantees to be void, or if the Exchange Notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us or amounts payable on the Exchange Notes would, with respect to amounts claimed against us or the Guarantors, be subordinated to our indebtedness and the indebtedness of the Guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, Eaton or a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that on a consolidated basis, after giving effect to the issuance of the notes and the guarantee of the notes, we and the Guarantors will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our or their ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

As companies incorporated in Ireland, two of the Guarantors are subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the Exchange Notes upon liquidation.

As an Irish incorporated company, an Irish guarantor may be wound up under Irish law. On a liquidation of an Irish company, certain categories of preferential debts and the claims of secured creditors would be paid in priority to the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any). If an Irish guarantor becomes subject to an insolvency proceeding and if that guarantor has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the Notes, the holders of the Notes may suffer losses as a result of their subordinated status during such insolvency proceedings.

Under Irish insolvency law, a liquidator of an Irish guarantor could apply to court to have set aside certain transactions entered into by that Irish guarantor before the commencement of liquidation. Section 286 of the Irish Companies Act, 1963 provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, to any creditor, within six months of the commencement of a winding up of the company, with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed a fraudulent preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favour of a connected person the six month period is extended to two years. In addition, any such act in favour of a connected person is deemed a preference over the other creditors and as such to be a fraudulent preference and invalid accordingly.

Under section 139 of the Irish Companies Act, 1990, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up to the satisfaction of the Irish High Court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under section 139, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, 10%+

shareholders with voting rights and its creditors are entitled to petition the Irish Court to place a company into examinership and seek the appointment of an examiner.

While a company is in examinership, it may not be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish Court of the petition for examinership except in strictly defined circumstances. The examiner also has the power to disregard a negative pledge given by the company prior to his appointment.

Where possible, an examiner will formulate proposals for a compromise or scheme of arrangement in respect of a company in examinership (the “Proposals”) which he/she believes will ensure the survival of the company or the whole or any part of its undertaking as a going concern. The Proposals will detail, among other things, how each class of creditor is to be treated in the context of the examinership and in particular the dividend, if any, they are to receive. The Proposals are put before the various classes of creditors and members of the company for consideration and may ultimately be approved by the Irish Court in certain prescribed circumstances.

If, for any reason, an examiner was appointed to an Irish guarantor while any amounts due under the Exchange Notes were unpaid, the primary risks to the holders of the Exchange Notes are as follows:

(i) the Trustee, on behalf of the holders of the Exchange Notes, would not be able to take proceeding to enforce rights under the guarantee against such Irish guarantor during the period of examinership;

(ii) a scheme of arrangement may be approved involving the writing down of the debt due by such Irish guarantor to the holders of the Exchange Notes irrespective of their views;

(iii) an examiner may seek to set aside any negative pledge given by such Irish guarantor prohibiting the creation of security or the incurring of borrowings by such Irish guarantor to enable the examiner to borrow to fund such Irish guarantor during the protection period; and

(iv) in the event that a scheme of arrangement is not approved and such Irish guarantor subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of such Irish guarantor and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by such Irish guarantor to the holders of the Exchange Notes.

Furthermore, the Irish High Court may order that an examiner shall have any of the powers of a liquidator appointed by the Irish High Court would have, which could include the power to apply to have transactions set aside under section 286 of the Irish Companies Act, 1963 or section 139 of the Irish Companies Act, 1990.

As a company incorporated under the laws of the Netherlands, a Dutch Guarantor is subject to Dutch corporate and insolvency laws under which secured creditors could be paid in priority to the claims of holders of the Exchange Notes.

A company incorporated in the Netherlands may be liquidated under Dutch law. On a liquidation of a Dutch company, secured creditors would be paid in priority to the claims of unsecured creditors. An insolvent liquidation may end up in bankruptcy.

A company that foresees it will be unable to continue to pay its debts when due and payable may apply for suspension of payments (surseance van betaling). Only the debtor itself—no creditors or other third parties—can request a suspension of payments. The suspension of payments serves to provide the debtor temporary relief from creditors in order to attempt, by way of reorganization, continuation of the enterprise and, ultimately, satisfaction of the creditors. During a suspension of payments the debtor may no longer administer or dispose of its assets without the cooperation, authorization or assistance of a court appointed administrator (bewindvoerder), usually supervised by a supervisory judge. Secured creditors are in principle not affected by a suspension of payments. Furthermore a suspension of payments does not affect any creditor’s rights against any joint and several co-debtor or surety. An overwhelming majority of suspension of payments procedures end in bankruptcy.

A company that has ceased to pay its debts may be declared bankrupt by a court order at its own application or at the request of one or more of its creditors. Dutch bankruptcy law does not have the concept of “balance sheet insolvency” as exists in other jurisdictions. The test instead is whether a debtor has ceased to pay (i.e. a cash-flow test). The liquidation of the assets of the bankrupt is undertaken by a court-appointed trustee (curator) and supervised by a supervisory judge. The bankruptcy estate includes all assets of the debtor at the time it is declared bankrupt as well as any assets acquired during the bankruptcy. As a result of the bankruptcy all legal proceedings against the bankrupt are stayed and all attachments on the debtor’s assets are terminated by operation of law. Secured creditors are in principle not affected by a bankruptcy. The liquidation of the bankrupt’s assets ensues in accordance with the procedures in the Dutch Bankruptcy Code. Interest payments that fall due after the date of the bankruptcy will not be paid.

Both in a suspension of payments and in bankruptcy an amicable resolution may be agreed between the debtor and its creditors which shall be binding on ordinary creditors if it is approved by a certain majority of creditors and confirmed by the bankruptcy court. The holders of the Exchange Notes may suffer losses if the amicable composition provides for payment of only part of their claims.

A judgment obtained in a non-Dutch court against a Guarantor incorporated under the laws of the Netherlands may not be readily enforceable against such Guarantor in the Netherlands.

It may be cumbersome for investors to enforce judgments obtained in non-Dutch courts against any Dutch Guarantor.

The Netherlands does not currently have a treaty with the United States providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court. A Dutch court will, under current practice, generally grant the same judgment without a de novo analysis on the merits (i) if that judgment results from legal proceedings compatible with Dutch notions of due process, (ii) if that judgment does not contravene public policy (openbare orde) of the Netherlands and (iii) if the jurisdiction of the relevant federal or state court in the United States has been based on internationally accepted principles of private international law. It is uncertain whether this practice extends to default judgments as well.

Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code (Wetboek van Burgerlijke Rechtsvordering).

The holders of the Exchange Notes may incur losses if a judgment rendered outside the Netherlands would be re-litigated for enforcement in the Netherlands. Such relitigation may delay payment to holders of the Exchange Notes, and the Dutch courts may make a decision which is less favorable to the holders of the Exchange Notes than under the previous judgment outside the Netherlands.

As companies incorporated under the laws of Luxembourg, two of the Guarantors are subject to Luxembourg corporate and insolvency laws under which secured creditors could be paid in priority to the claims of holders of the Exchange Notes.

A company incorporated in the Grand Duchy of Luxembourg may be liquidated under Luxembourg law. On a liquidation of a Luxembourg company, secured creditors would be paid in priority to the claims of unsecured creditors. An insolvent liquidation may end up in bankruptcy.

The following types of proceedings (together referred to as insolvency proceedings) may be opened against an entity having its registered office or centers of main interests in Luxembourg:

(i) bankruptcy proceedings (faillite), the opening of which may be requested by us or by any of our creditors. Following such a request, the courts having jurisdiction may open bankruptcy proceedings if we: (i) have ceased to make payments (cessation des paiements); and (ii) have lost our creditworthiness (ébranlement de crédit). If a court finds that these conditions are satisfied, it may also open bankruptcy proceedings, absent a request made by us or a creditor. The main effect of these proceedings is the suspension of all enforcement measures against us, except, subject to certain limited exceptions, for enforcement by secured creditors and the payment to the secured creditors in accordance with their rank upon realization of the assets;

(ii) controlled management proceedings (gestion contrôlée), the opening of which may only be requested by us and not by our creditors; a reorganization order requires the prior approval by more than 50% (fifty per cent.) in number of the creditors representing more than 50% (fifty per cent.) of the Issuer’s liabilities in order to take effect; and

(iii) voluntary arrangements with creditors (concordat préventif de faillite), which may be requested only by us (subject to the consent of the majority of our unsecured creditors representing at least 75% (seventy-five per cent.) of our liabilities) and not by our creditors themselves. The court’s decision to admit a company to a voluntary arrangement with its creditors triggers a provisional stay on enforcement of claims by creditors while other creditors may pursue their claims individually.

In addition to these proceedings, a suspension of payments (sursis de paiement) may be declared or the company may be put into judicial liquidation (liquidation judiciaire). Judicial winding-up proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious breach or violation of the commercial code or of the laws governing commercial companies. The management of winding-up proceedings will generally follow the rules of bankruptcy proceedings.

Generally, during the insolvency proceedings, all enforcement measures by general secured and unsecured creditors against the company are stayed, while certain secured creditors (pledgees or mortgagees) retain the ability to settle separately while the debtor is in bankruptcy.

Luxembourg insolvency law may affect transactions we entered into or payments we made during the period before the opening of the insolvency proceedings. If the liquidator or administrator (including any commissaire, juge-commissaire, liquidateur or curateur or similar official) can show that we have given “preference” to any person by defrauding the rights of creditors generally, regardless of when this fraud occurred, a Luxembourg court has the power to void the “abnormal” transaction. If the liquidator or administrator can show that: (i) a payment in relation to a debt due was made during the hardening period (période suspecte) (which is a maximum of six months and 10 days preceding the judgment declaring the opening of the insolvency proceedings) that is disadvantageous to the general body of creditors; and/or (ii) the party receiving such payment is shown to have known that the bankrupt party had ceased to make payments when such payment occurred, a Luxembourg court has the power, among other things, to void the preferential transaction.

(i) pursuant to article 445 of the Luxembourg code of commerce (code de commerce), specified transactions (such as, in particular, the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) must be set aside or declared null and void, if so requested by the insolvency receiver;

(ii) pursuant to article 446 of the Luxembourg code of commerce, payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were made with the knowledge of the bankrupt party’s cessation of payments; and

(iii) pursuant to article 448 of the Luxembourg code of commerce, the insolvency receiver (acting on behalf of the creditors) has the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit. In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order. However, the insolvency receiver may choose to terminate certain contracts. As of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-à-vis the bankruptcy estate.

A judgment obtained in a non-Luxembourg court against a Guarantor incorporated under the laws of Luxembourg may not be readily enforceable against such Guarantor in Luxembourg.

A valid judgment against a Luxembourg Guarantor with respect to the Exchange Notes obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be entered and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures (exequatur) set out in Article 678 et seq. of the Luxembourg Nouveau Code de Procédure Civile being:

(i) the U.S. court awarding the judgment has jurisdiction to adjudicate the respective matter under its applicable laws, and such jurisdiction is recognized by Luxembourg private international and local law;

(ii) the judgment is final and enforceable (exécutoire) in the jurisdiction where the decision is rendered;

(iii) the U.S. court has applied the substantive law as designated by the Luxembourg conflict of laws rules;

(iv) the U.S. court has acted in accordance with its own procedural laws;

(v) the judgment must not have been obtained by fraud (fraude à la loi) subsequent to an evasion of Luxembourg law and must have been granted in compliance with the rights of the defendant to appear, and if appeared, to present a defense; and

(vi) the judgment must not contravene public policy as understood under the laws of Luxembourg or have been given in proceedings of a criminal or tax nature.

If an original action is brought in Luxembourg, Luxembourg courts may refuse to apply the designated law if, among other things, application of the designated law would contravene Luxembourg public policy. Furthermore, in an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

Guarantees granted by a Luxembourg company may be subject Limitations.

The granting of guarantees/security interests by a Luxembourg company is subject to specific limitations and requirements relating to corporate object and corporate benefit. The granting of guarantees/security interests by a company incorporated and existing in The Grand Duchy of Luxembourg must not be prohibited by the corporate object (objet social) and/or legal form of that company. In addition, there is also a requirement according to which the granting of security by a company has to be for its ‘‘corporate benefit’’.

Although no statutory definition of corporate benefit (intérêt social) exists under Luxembourg law, corporate benefit is widely interpreted and includes any transactions from which the company derives a direct or indirect economic or commercial benefit. The provision of a guarantee/security interest for the obligations of direct or indirect subsidiaries is likely to raise no particular concerns, whereas the provision of cross-stream and upstream guarantees/security interests may be more problematic. Failure to comply with the above mentioned corporate benefit requirement will typically result in liability for the managers of the Luxembourg company concerned. The question whether a guarantee granted in the absence of corporate interest could be held null and void is unsettled in applicable legal doctrine. While some authors express the view that an absence of corporate interest could give rise to liability of the directors of the relevant company only, others consider that the consequences could be that the relevant obligations be null and void.

There is a risk that the managers of a Luxembourg company will be held liable if, among other things:

(i) the guarantee/security interest so provided would materially exceed the (direct or indirect) benefit deriving from the secured obligations for the Luxembourg company, or

(ii) the Luxembourg company derives no personal benefit or obtains no direct or indirect consideration for the guarantee/security interest granted, or

(iii) the commitment of the Luxembourg company exceeds its financial means.

In addition to any criminal and civil liability incurred by the managers of the Luxembourg company, a guarantee provided by a Luxembourg company could itself be held unenforceable, if it is held that it is contrary to public policy (ordre public) (in case of facts consisting a misuse of corporate assets).

The above analysis is slightly different within a group of companies where a group interest (intérêt de groupe) exists. The existence of a group interest could prevent a guarantee provided by a Luxembourg company from falling foul of the above constraints. In order for a group interest to be recognized, the following cumulative criteria must be met and proven:

(i) the “assisting” company must receive some benefit, or there must be a balance between the respective commitments of all the affiliates;

(ii) the financial assistance must not exceed the assisting company’s financial means, in which case it is typical for the guarantee to be limited to an aggregate amount not exceeding the assisting company’s own funds (capitaux propres); and

(ii) the companies involved must form part of a genuine group operating under a common strategy aimed at a common objective.

As a result, the guarantees/security interests granted by a Luxembourg company may be subject to certain limitations, which usually take the form of a general limitation language, which is inserted in the relevant finance document(s) and which covers the aggregate obligations and exposure of the relevant Luxembourg assisting company under all finance documents.

As a company incorporated under the laws of Bermuda, a Bermuda Guarantor may be subject to Bermuda corporate and insolvency laws under which secured creditors could be paid in priority to the claims of holders of the Exchange Notes.

The issuance of the guarantee of the notes by Bermuda companies may be subject to review under Bermuda law if:

(i) a liquidator, on behalf of such guarantor, were to apply to the Bermuda courts to void the guarantee on the grounds that the issuance of the guarantee constituted a fraudulent preference;

(ii) at the time of, or immediately after, the issuance of the guarantee, such guarantor was insolvent; and

(iii) such Guarantor entered into formal insolvency proceedings within six months of the issuance of the guarantee.

In addition, under Bermuda law, a transaction, which could include the issuance of a guarantee, at less than fair value and made with the dominant intention of putting property beyond the reach of creditors is voidable after an action is successfully brought by an eligible creditor within a period of six years from the date of the transaction. A transaction, which could include the issuance of a guarantee, might be challenged if it involved a gift by the company or if a company received consideration of significantly less than the benefit given by such company.

A judgment obtained in a non-Bermuda court against a Guarantor incorporated under the laws of Bermuda may not be readily enforceable against such Guarantor in Bermuda.

A guarantor of the Exchange Notes is organized under the laws of Bermuda and a substantial portion of our respective assets are located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against us or our directors or officers (whether based on the civil liability provisions of U.S. federal or state securities laws, New York law as the governing law of the notes, indentures and guarantees or otherwise) in Bermuda or in countries other than the United States where we have assets. We have been advised by our legal advisors in Bermuda that the United States does not currently have a treaty with Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States, whether based on U.S. federal or state securities laws or otherwise, would not automatically be enforceable (and may not be enforceable at all) in Bermuda. Furthermore, you will not be able to bring a lawsuit or otherwise seek any remedies under the laws of the United States or any states therein, including remedies available under the U.S. federal securities laws, in courts of Bermuda (otherwise than in relation to agreements governed by U.S. Law where Bermuda courts have accepted jurisdiction to hear the matter).

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offers. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Exchange Notes. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of earnings to fixed charges for the periods presented:

	Six months ended June 30	Year ended December 31
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)	5.88x	4.83x	7.41x	5.50x	2.29x	5.26x

(a)	For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of consolidated pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries and income (loss) of equity investees, plus (1) amortization of capitalized interest, (2) distributed income of equity investees and (3) fixed charges described below, excluding interest capitalized. “Fixed charges” consist of (1) interest expensed, (2) capitalized interest, (3) amortization of debt issue costs and (4) that portion of rent expense estimated to represent interest.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013 on a historical basis (in millions), which includes this offering. The information in the following table should be read in conjunction with “Summary Selected Historical Financial Data” and the historical financial statements and related notes included or incorporated by reference in this prospectus.

(In millions)	As of June 30, 2013
Short-term debt	$115
Current portion of long-term debt (1)	575

Total short-term debt and current portion of long-term debt	$690

Long-term debt:
Eaton existing long-term debt (1):
Revolving credit facilities (2)	$—
4.65% notes due 2015	100
5.30% notes due 2017	250
5.60% notes due 2018	450
4.215% Japanese Yen notes due 2018	101
6.95% notes due 2019	300
3.47% notes due 2021	300
8.10% debentures due 2022	100
3.68% notes due 2023	300
6.50% debentures due 2025	145
7.65% debentures due 2029	200
5.45% debentures due 2034	136
5.80% notes due 2037	240
5.25% to 8.875% notes due 2018 to 2035	239
0.950% notes due 2015	600
1.500% notes due 2017	1,000
2.750% notes due 2022	1,600
4.000% notes due 2032	700
4.150% notes due 2042	1,000
Other	109
Eaton Electric Holdings LLC existing long-term debt(3):
5.45% senior unsecured notes due 2015	300
2.375% senior unsecured notes due 2016	250
6.10% senior unsecured notes due 2017	300
3.875% senior unsecured notes due 2020	250
Net fair value adjustments(4)	99

Total long-term debt	9,069

Shareholder’s equity:
Ordinary Shares	5
Capital in excess of par value	11,375
Retained earnings	6,276
Accumulated other comprehensive loss	(2,270)
Deferred compensation plans	2

Total shareholder’s equity of Eaton Corporation plc	15,388

Total capitalization (long-term debt and shareholder’s equity)	$24,457

(1)	As of June 30, 2013, Eaton had approximately $9,427 million aggregate principal amount of unsecured long-term debt outstanding, of which $566 million is included within the current portion of long-term debt, which includes approximately $9 million aggregate principal amount of notes issued by Eaton Finance N.V., a wholly owned subsidiary of Eaton, and guaranteed by Parent. Approximately $9,165 million aggregate principal amount of Eaton’s existing long-term debt outstanding is fully and unconditionally guaranteed on an unsubordinated unsecured basis by the Guarantors.
(2)	Eaton’s $2,000 million revolving credit facilities currently have commitments from financial institutions to provide $2,000 million of credit, of which $500 million expires in 2016 and $750 million expires in 2015 and 2017, respectively. At June 30, 2013, Eaton had $2,000 million available borrowing capacity under its revolving credit facilities.
(3)	As of June 30, 2013, Eaton Electric Holdings LLC had $1,100 million aggregate principal amount of unsecured long-term debt outstanding. Eaton Electric Holdings LLC is the successor to Cooper US, Inc., the initial issuer of the notes. The Eaton Electric Holdings LLC existing long-term debt is fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors.
(4)	Net fair value adjustments associated with Eaton Electric Holdings LLC’s historical long term debt.

Parent’s authorized capital, as of June 30, 2013, consists of 750,000,000 ordinary shares, par value $0.01 per share, with 473.9 million ordinary shares outstanding.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

Eaton and the Guarantors entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we agreed, under certain circumstances, to use our reasonable efforts to file a registration statement relating to offers to exchange the Outstanding Notes for Exchange Notes, cause the registration statement to become effective under the Securities Act and complete the exchange offers not later than 60 days after the registration statement becomes effective. The Exchange Notes will have terms identical in all material respects to the related Outstanding Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The Outstanding 2015 Notes, the Outstanding 2017 Notes, the Outstanding 2022 Notes, the Outstanding 2032 Notes and the Outstanding 2042 Notes were issued on November 20, 2012.

Under the registration rights agreement, if Eaton and the Guarantors fail to complete the exchange offers (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the applicable issue date (or if such 360th day is not a Business Day, the next succeeding Business Day) (the “target registration date”), the interest rate on the related Outstanding Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum), until the exchange offers are completed or the shelf registration statement, if required, is declared effective by the SEC or the Outstanding Notes cease to constitute transfer restricted notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your Outstanding Notes for Exchange Notes in the exchange offers, you will be required to make the following representations:

•	you are not an affiliate of Eaton or an affiliate of any Guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where the broker-dealer acquired the Outstanding Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any Guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are an affiliate of Eaton or a Guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Eaton will accept for exchange in the exchange offers any Outstanding Notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding Notes may only be tendered in a minimum denomination of $2,000 and in integral multiples of $1,000 in excess thereof, and any unexchanged portion of an Outstanding Note must be in a principal amount of $2,000 or an integral multiples of $1,000 in excess thereof. Eaton will issue Exchange Notes in principal amounts identical to the Outstanding Notes surrendered in the exchange offers.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes of the corresponding series except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Outstanding Notes of the corresponding series. The Exchange Notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the Outstanding Notes. For a description of the indenture, see “Description of Exchange Notes.”

The exchange offers are not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

As of the date of this prospectus, $600 million aggregate principal amount of the 0.950% Senior Notes due 2015, $1,000 million aggregate principal amount of the 1.500% Senior Notes due 2017, $1,600 million aggregate principal amount of the 2.750% Senior Notes due 2022, $700 million aggregate principal amount of the 4.000% Senior Notes due 2032 and $1,000 million aggregate principal amount of the 4.150% Senior Notes due 2042 that were issued in a private offering on November 20, 2012 are outstanding and unregistered. This prospectus and the letter of transmittal are being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the exchange offers. Eaton intends to conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of Outstanding Notes and the registration rights agreement except, we will not have any further obligation to you to provide for the registration of the Outstanding Notes under the registration rights agreement. Eaton will be deemed to have accepted for exchange properly tendered Outstanding Notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, Eaton expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your Outstanding Notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on                 , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offers are open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which the exchange offers are open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Outstanding Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Eaton reserves the right, in its sole discretion:

•	to delay accepting for exchange any Outstanding Notes (only in the case that we amend or extend the exchange offers);

•

to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under “—Conditions to the Exchange Offers” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offers in any manner. In the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Outstanding Notes. If Eaton amends the exchange offers in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable Outstanding Notes of that amendment.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, Eaton will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and it may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violate any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, Eaton will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any Outstanding Notes by giving written notice of such extension to our holders. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to our tendering holder promptly after the expiration or termination of the exchange offers.

We expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the relevant indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your Outstanding Notes in the exchange offers, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by such letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for Outstanding Notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of Outstanding Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Outstanding Notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or certificates representing Outstanding Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Outstanding Notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the Outstanding Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either:

•	make appropriate arrangements to register ownership of the Outstanding Notes in your name; or

•	obtain a properly completed bond power from the registered holder of Outstanding Notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the Outstanding Notes surrendered for exchange are tendered:

•	by a registered holder of the Outstanding Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed on the Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Outstanding Notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing Outstanding Notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Outstanding Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Outstanding Notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering Outstanding Notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not an affiliate of Eaton or an affiliate of any Guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

Each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes must represent that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular Outstanding Notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such reasonable period of time as we determine. Neither Eaton, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the Outstanding Notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Outstanding Notes by causing the book-entry transfer facility to transfer those Outstanding Notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Outstanding Notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of Outstanding Notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined above, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive Exchange Notes for tendered Outstanding Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of Outstanding Notes who are unable to deliver confirmation of the book-entry tender of their Outstanding Notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their Outstanding Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your Outstanding Notes but your Outstanding Notes are not immediately available or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Outstanding Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message relating to notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the Outstanding Notes or a book-entry confirmation and related agent’s message, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered Outstanding Notes in proper form for transfer or a book-entry confirmation of transfer of the Outstanding Notes and related agent’s message into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Outstanding Notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Outstanding Notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the certificate numbers, if applicable, and principal amount of the Outstanding Notes; and

•	where certificates for Outstanding Notes have been transmitted, specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of any particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Outstanding Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Outstanding Notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offers. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Outstanding Notes in the exchange offers, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Hand, Overnight Delivery, Registered or Certified Mail:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: Christopher Landers

By Facsimile: (732) 667-9408 Corporate Trust Operations Reorganization Unit	To Confirm by Telephone: (315) 414- 3362 Corporate Trust Operations Reorganization Unit

For Information, Call: (315) 414- 3362 Corporate Trust Operations Reorganization Unit

If you deliver the letter of transmittal to an address other than the one set forth above or transmit the letter of transmittal via facsimile other than to the facsimile transmission number set forth above, that delivery or transmission will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees, and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes, and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, for soliciting tenders of Outstanding Notes pursuant to the exchange offers.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will capitalize the expenses relating to the exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of Outstanding Notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Outstanding Notes tendered;

•	tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Outstanding Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes for Exchange Notes under the exchange offers, your Outstanding Notes will remain subject to the restrictions on transfer of such Outstanding Notes:

•

as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offerings of the Outstanding Notes.

In general, you may not offer or sell your Outstanding Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act.

Other

Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF EXCHANGE NOTES

General

In this description, the terms “we,” “our” and “us” or “Issuer” each refer to Eaton Corporation (“Eaton”). The term “Notes” refers to the Outstanding Notes and the Exchange Notes.

The Outstanding Notes have been and the Exchange Notes will be our senior unsecured debt issued under an Indenture dated as of November 20, 2012 among Eaton, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (as supplemented by the First Supplemental Indenture dated as of November 30, 2012 and the Second Supplemental Indenture dated as of January 8, 2013, the “Indenture.”). Like the Outstanding Notes, the Exchange Notes will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The 2015 Exchange Notes, the 2017 Exchange Notes, the 2022 Exchange Notes, the 2032 Exchange Notes and the 2042 Exchange Notes will each constitute a separate series of securities under the Indenture. The Indenture does not contain any provision that gives you protection in the event we issue a large amount of debt. The Indenture does not limit the amount of debt securities that we are authorized to issue from time to time.

Because this section is a summary of the material terms of the Indenture, it does not describe every aspect of the Exchange Notes. This summary is qualified in its entirety by the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indenture. Some of the definitions are repeated in this offering memorandum, but for the rest you will need to read the Indenture.

We will issue the 0.950% Senior Notes due 2015 (the “2015 Exchange Notes”) in an aggregate principal amount of $600,000,000. The 2015 Exchange Notes will mature on November 2, 2015. We will issue the 1.500% Senior Notes due 2017 (the “2017 Exchange Notes”) in an aggregate principal amount of $1,000,000,000. The 2017 Exchange Notes will mature on November 2, 2017. We will issue the 2.750% Senior Notes due 2022 (the “2022 Exchange Notes”) in an aggregate principal amount of $1,600,000,000. The 2022 Exchange Notes will mature on November 2, 2022. We will issue the 4.000% Senior Notes due 2032 (the “2032 Exchange Notes”) in an initial aggregate principal amount of $700,000,000. The 2032 Exchange Notes will mature on November 2, 2032. We will issue the 4.150% Senior Notes due 2042 (the “2042 Exchange Notes” and, together with the 2015 Exchange Notes, the 2017 Exchange Notes, the 2022 Exchange Notes and the 2032 Exchange Notes, the “Exchange Notes”) in an aggregate principal amount of $1,000,000,000. The 2042 Exchange Notes will mature on November 2, 2042. We will issue the Exchange Notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Exchange Notes will not be subject to any sinking fund and will not be convertible into or exchangeable for any of our equity interests.

We may, without the consent of the holders of the Exchange Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Exchange Notes of a particular series. Any such additional debt securities and the Exchange Notes of such series will constitute a single series under the Indenture. None of these additional debt securities may be issued if an Event of Default has occurred and is continuing with respect to the Exchange Notes of such series.

Ranking

The Exchange Notes:

•	will be the unsecured unsubordinated obligations of Eaton and will rank equally with all of Eaton’s other unsecured unsubordinated indebtedness;

•	will be effectively subordinated to any existing or future secured obligations of Eaton, to the extent of the value of the collateral securing such obligations;

•	will be senior in right of payment to any obligations of Eaton that are by their terms expressly subordinated or junior in right of payment to the Exchange Notes; and

•	will be structurally subordinated to the obligations of the subsidiaries of Eaton that do not guarantee the Exchange Notes.

The guarantees of the Exchange Notes:

•	will be the unsubordinated obligations of each Guarantor;

•	will rank equally in right of payment with any existing and future unsubordinated indebtedness of each Guarantor;

•	will be senior in right of payment to any obligations of each Guarantor that are by their terms expressly subordinated or junior in right of payment to the guarantees of the Exchange Notes; and

•	will be effectively subordinated to any existing or future secured obligations of each Guarantor, to the extent of the value of the collateral securing such obligations.

Principal and Interest

2015 Exchange Notes

The 2015 Exchange Notes will mature on November 2, 2015, bear interest at the annual rate of 0.950% and accrue interest from May 2, 2013 or from the most recent date to which interest has been paid or provided for. Interest and Additional Interest, if any, will be payable semi-annually, on May 2 and November 2, beginning on May 2, 2013, to each person in whose name the 2015 Exchange Notes are registered at the close of business on the fifteenth day (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. We will compute interest on the 2015 Exchange Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2017 Exchange Notes

The 2017 Exchange Notes will mature on November 2, 2017, bear interest at the annual rate of 1.500% and accrue interest from May 2, 2013 or from the most recent date to which interest has been paid or provided for. Interest and Additional Interest, if any, will be payable semi-annually, on May 2 and November 2, beginning on May 2, 2013, to each person in whose name the 2017 Exchange Notes are registered at the close of business on the fifteenth day (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. We will compute interest on the 2017 Exchange Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2022 Exchange Notes

The 2022 Exchange Notes will mature on November 2, 2022, bear interest at the annual rate of 2.750% and accrue interest from May 2, 2013 or from the most recent date to which interest has been paid or provided for. Interest and Additional Interest, if any, will be payable semi-annually, on May 2 and November 2, beginning on May 2, 2013, to each person in whose name the 2022 Exchange Notes are registered at the close of business on the fifteenth day (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. We will compute interest on the 2022 Exchange Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2032 Exchange Notes

The 2032 Exchange Notes will mature on November 2, 2032, bear interest at the annual rate of 4.000% and accrue interest from May 2, 2013 or from the most recent date to which interest has been paid or provided for. Interest and Additional Interest, if any, will be payable semi-annually, on May 2 and November 2, beginning on May 2, 2013, to each person in whose name the 2032 Exchange Notes are registered at the close of business on the fifteenth day (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. We will compute interest on the 2032 Exchange Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2042 Exchange Notes

The 2042 Exchange Notes will mature on November 2, 2042, bear interest at the annual rate 4.150% and accrue interest from May 2, 2013 or from the most recent date to which interest has been paid or provided for. Interest and Additional Interest, if any, will be payable semi-annually, on May 2 and November 2, beginning on May 2, 2013, to each person in whose name the 2042 Exchange Notes are registered at the close of business on the fifteenth day (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. We will compute interest on the 2042 Exchange Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

No interest will be paid on the tendered Outstanding Notes in connection with the exchange. Any interest accrued thereon from the interest payment date prior to the date of exchange is deemed waived by the holders of such Outstanding Notes. Such interest will be paid to the holders of the Exchange Notes issued in the exchange therefor on the first interest payment date after the date of the exchange. If the exchange offers settle between October 18, 2013 (a record date) and November 2, 2013 (an interest payment date), the above procedure would not apply since the interest due on November 2, 2013 would have to be paid to the holders of the Outstanding Notes registered as such as of the prior record date.

Guarantees

Payment of principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by the Guarantors.

The Notes are guaranteed by Eaton Corporation plc (“Parent”) and certain of its subsidiaries (the” Guarantors”). In addition, we will cause (i) any Subsidiary, other than Excluded Persons, that is or becomes (x) the issuer or co-issuer of, or borrower or guarantor under, any series of U.S. debt securities or any U.S. syndicated credit facility, (y) the guarantor of any series of our debt securities or any syndicated credit facilities or (z) the issuer or co-issuer of, or borrower or guarantor under, any other series of debt securities or any other syndicated credit facility or (ii) any person is or becomes a direct or indirect parent entity of us that holds any material assets (other than the Equity Interests of any Subsidiary that is or is a parent entity of us) or owes any material liabilities, whether by formation, acquisition, redomiciliation or otherwise to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary or such person irrevocably and unconditionally guarantees the Notes on an unsubordinated basis.

The obligations of each Guarantor under its guarantee of the Notes will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.

Any guarantee of the Notes by a Guarantor that is a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(a) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such Guarantor to a Person that is not Parent or one of its Subsidiaries, or a dissolution) resulting in such Guarantor ceasing to be a Subsidiary; or

(b) to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any U.S. debt securities or U.S. syndicated credit facilities, such Guarantor becoming an Excluded Person.

Any guarantee of the Notes by a direct or indirect parent of Eaton (other than Parent) shall provide by its terms that it shall be automatically and unconditionally released and discharged, to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any debt securities or syndicated credit facilities, if, at any time after becoming a Guarantor:

(a) such Guarantor becomes prohibited by any applicable law, rule or regulation binding on such Guarantor or its properties from guaranteeing the obligations under the Indenture; or

(b) remaining a Guarantor would, in our reasonable determination, result in material adverse tax consequences to Parent or any of its Subsidiaries.

Payment and Paying Agents

We will pay interest and Additional Interest, if any, to you, if you are listed in the Trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest on the Notes. Interest and Additional Interest, if any, will be paid to you if you are listed as the owner even if you no longer own the Notes on the interest due date. That particular day is called the “Regular Record Date”. See “—Principal and Interest”. Persons who are listed in the Trustee’s records as the owners of the Notes at the close of business on a particular day are referred to as “holders.” Holders buying and selling the Notes must work out between themselves the appropriate purchase price since we will pay all the interest and Additional Interest, if any, for an interest period to the holders on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

We will deposit interest and Additional Interest, if any, principal and any other money due on the Notes with the paying agent that we name in accordance with the terms of the Indenture. Initially, The Bank of New York Mellon Trust Company, N.A. will serve as the paying agent for the Notes. We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Optional Redemption

All or a portion of the 2015 Exchange Notes, the 2017 Exchange Notes, the 2022 Exchange Notes, the 2032 Exchange Notes and the 2042 Exchange Notes, as the case may be, may be redeemed at our option at any time or from time to time. The redemption price for the 2015 Exchange Notes, the 2017 Exchange Notes, the 2022 Exchange Notes, the 2032 Exchange Notes and the 2042 Exchange Notes, as applicable, to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the Notes of that series being redeemed on the redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points with respect to the 2015 Exchange Notes, 15 basis points with respect to the 2017 Exchange Notes, 20 basis points with respect to the 2022 Exchange Notes, 25 basis points with respect to the 2032 Exchange Notes and 25 basis points with respect to the 2042 Exchange Notes, as determined by the Quotation Agent (as defined below), plus, in each case, accrued and unpaid interest and Additional Interest, if any, on the applicable series of Notes to the redemption date. Notwithstanding the foregoing, installments of interest on the applicable series of Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the applicable series of Notes and the Indenture.

We will mail notice of any redemption to each registered holder of the applicable Notes at least 30 days but not more than 60 days before the redemption date. Once notice of redemption is mailed, the applicable Notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date. The Treasury Rate will be determined on the third business day prior to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the applicable Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all those Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, that Quotation.

“Quotation Agent” means a Reference Treasury Dealer selected by us for the purpose of performing the functions of the Quotation Agent with respect to the applicable series of Notes.

“Reference Treasury Dealer” means (A) (i) Citigroup Global Markets Inc. and (ii) Morgan Stanley & Co. LLC (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute for them another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) we select.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the applicable Notes or any portion of the applicable Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on the applicable Notes to be redeemed on that date. If less than all of the applicable Notes are to be redeemed, the applicable Notes to be redeemed shall be selected by lot by DTC, in the case of applicable Notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of applicable Notes that are not represented by a global security.

Change of Control Offer

If a Change of Control Triggering Event occurs with respect to a series of Notes, unless we have exercised our option to redeem the applicable Notes by notifying the noteholders to that effect as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of the series of Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s applicable Notes on the terms set forth in such Notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the applicable Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the applicable Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the applicable Notes, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the applicable Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to the applicable Notes occurring on or prior to the Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all applicable Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the applicable Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of applicable Notes or portions of applicable Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by us of the applicable Notes pursuant to the Change of Control Offer have been met.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all applicable Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any applicable Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture with respect to such Notes, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable Notes as a result of a related Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the applicable Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the applicable Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and the assets of its subsidiaries, taken as a whole, to any person, other than Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent or other Voting Stock into which the Voting Stock of Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors or (5) the adoption of a plan relating to the liquidation or dissolution of Parent. Notwithstanding the foregoing, the Transaction will not be deemed to involve a Change of Control and a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who (1) was member of the Board of Directors of Parent on the date the applicable Notes were issued or (2) was nominated for election, elected or appointed to the Board of Directors of Parent with the approval of a majority of the Continuing Directors who were members of the Board of Directors of Parent at the time of the nomination, election or appointment (either by a specific vote or by approval of the proxy statement of Parent in which that member was named as a nominee for election as a director, without objection to the nomination).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Notes or fails to make a rating of the applicable Notes publicly available for reasons beyond our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the applicable Notes is lowered by at least two Rating Agencies and such Notes are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

Under clause (4) of the definition of Change of Control, a Change of Control will occur when a majority of the Board of Directors of Parent is not Continuing Directors. In a recent decision in connection with a proxy contest, the Delaware Court of Chancery held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of the Board of Directors of Parent, including in connection with a proxy contest where the Board of Directors of Parent does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the Notes may not be entitled to require us to make a Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Parent and the assets of its subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Parent and its subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of the Notes may require us to make a Change of Control Offer.

Events of Default

The term “Events of Default” as to the Notes of each series means any of the following:

•	we do not pay the principal of (or premium, if any) on a Note of such series on its due date;

•	we do not pay interest or Additional Interest, if any, on a Note of such series within 30 days of its due date;

•

we remain in breach of a covenant in respect of Notes of such series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of Notes of such series;

•

the guarantees of the Notes of any series by Parent or any Subsidiary that is a Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be, or is asserted by us or any of the foregoing not to be, in full force and effect or enforceable in accordance with its terms, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture;

•	we file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur; and

•	we fail to comply with the obligation to make a Special Mandatory Redemption as described above under the caption “—Escrow of Proceeds; Special Mandatory Redemption”.

An Event of Default for a particular series of Notes does not necessarily constitute an Event of Default for any other series of Notes issued under the Indenture.

The Trustee may withhold notice to the holders of Notes of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the Trustee may not withhold notice if the default is in the payment of principal of (or premium, if any), or interest or Additional Interest, if any, on, the Notes.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and we have not cured it, the Trustee or the holders of 25% in principal amount of the Notes of the affected series may declare the entire principal amount of all the Notes of that series to be due and immediately payable by notifying us (or the Trustee, if the holders give notice) in writing. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the Notes of the affected series by notifying us (or the Trustee, if the holders give notice) in writing.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the Outstanding Notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interest relating to the Notes, the following must occur:

•	you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of 25% in principal amount of all of the Notes of the relevant series must make a written request that the Trustee take action because of the default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

•	the Trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the Notes of that series must not have given the Trustee a direction inconsistent with the above notice during such 60-day period.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Holders of a majority in principal amount of the Notes of the affected series may waive any past defaults other than the payment of principal of, any premium or interest or Additional Interest, if any, on the Notes.

Each year, we will furnish the Trustee with a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Merger, Consolidation or Sale of Assets

Under the terms of the Indenture, we and Parent are generally permitted to consolidate or merge with another firm. We and Parent are also permitted to sell or transfer our and their assets substantially as an entirety to another firm. However, we and Parent may not take any of these actions unless all of the following conditions are met:

•

where we or Parent merge or consolidate out of existence or we or Parent sell or transfer our or their assets substantially as an entirety, the resulting firm must agree to be legally responsible for all obligations under the Notes and the Indenture;

•

the merger, consolidation or sale or transfer of assets substantially as an entirety must not cause a default under the Notes. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described above under “—Events of Default”

•

where we merge or consolidate out of existence or sell or transfer our assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of the United States or any state thereof or the District of Columbia;

•

where Parent merges or consolidates out of existence or sells or transfers its assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of any member state of the European Union or the United States or any state thereof or the District of Columbia;

•

under the Indenture, neither we nor Parent may merge, consolidate or sell or transfer our or their assets substantially as an entirety if, as a result, any of our or their property or assets or any property or assets of a Restricted Subsidiary (as defined in the Indenture) would become subject to any mortgage, lien or other encumbrance unless either:

•	the mortgage, lien or other encumbrance could be created pursuant to Section 1009 of the Indenture (see “—Limitation on Liens”) without equally and ratably securing the Notes or

•	the Notes are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance; and

•	we, or Parent, as applicable, must deliver certain certificates and documents to the Trustee.

Covenants

Limitation on Sale and Leaseback Transactions

Under the terms of the Indenture, Parent will not, and will not permit any Restricted Subsidiary (as defined) to, sell or transfer any manufacturing plant owned by Parent or any Restricted Subsidiary with the intention of taking back a lease on such property unless:

•	the sale or transfer of property is made within 120 days after the later of the date of

•	the acquisition of such property,

•	the completion of construction of such property, or

•	the commencement of full operation thereof;

•

such lease has a term, including permitted extensions and renewals, of not more than three years, and it is intended that the use by Parent or the Restricted Subsidiary of the manufacturing plant covered by such lease will be discontinued on or before the expiration of such term;

•

the amount that Parent and its Restricted Subsidiaries realize from such sale or transfer, together with the value (as defined) of then outstanding Sale and Leaseback Transactions not otherwise permitted by the Indenture and the outstanding aggregate principal amount of mortgage, pledge or lien indebtedness not otherwise permitted by the Indenture, will not exceed 10% of our Consolidated Net Tangible Assets (as defined); or

•

Parent or its Restricted Subsidiaries causes an amount equal to the value (as defined) of the manufacturing plant to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement) within 120 days of the effective date of such Sale and Leaseback Transaction of either the Notes or other funded indebtedness which is equal in rank to the Notes, or both.

These provisions are intended to preserve the assets of Parent and to limit its ability to incur leases which effectively constitute indebtedness.

Limitation on Liens

Under the terms of the Indenture, with certain exceptions, Parent will not, directly or indirectly, and Parent will not permit any Restricted Subsidiary to, create or assume any mortgage, pledge or other lien of or upon any of Parent’s or any Restricted Subsidiary’s assets unless all of the Outstanding Notes of each series are secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness will be so secured. Among the exceptions are:

•

the creation of any mortgage or other lien on any of the property of Parent or property of any Restricted Subsidiary to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of, the acquisition, the completion of construction or the commencement of full operation of such property; and

•

mortgages or liens on any property that Parent or any Restricted Subsidiary acquires after the date of the Indenture existing at the time of such acquisition; provided that Parent incurs the secured indebtedness for the purpose of financing all or any part of the acquisition or construction of any such property.

In addition, Parent or any Restricted Subsidiary may create or assume any mortgage, pledge or other lien not otherwise permitted by the Indenture for the purpose of securing indebtedness or other obligations so long as the aggregate of all such indebtedness and other obligations then outstanding, together with the value of all outstanding Sale and Leaseback Transactions not otherwise permitted, will not exceed 10% of Consolidated Net Tangible Assets.

Definitions

The term “CFC” has the meaning set forth in the definition of “Disregarded Entity”.

The Indenture defines the term “Consolidated Net Tangible Assets” as the total assets of Parent and those of its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries, less the following:

•

the current liabilities of Parent and those of its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•

all of the other liabilities of Parent and those of its consolidated subsidiaries other than Funded Debt (as defined), deferred income taxes and liabilities for employee post-retirement health plans recognized in accordance with Statement of Financial Accounting Standards No. 106;

•

all of Parent’s and its consolidated subsidiaries’ depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose);

•

the book amount of all Parent’s and its consolidated subsidiaries’ segregated intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense, less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets is to be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided in the Indenture.

The Indenture defines the term “Equity Interests” as shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

The Indenture defines the term “Disregarded Entity” as a Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code (each such controlled foreign corporation, a “CFC”).

The Indenture defines the term “Excluded Person” as (i) any Person that is not a direct or indirect wholly owned Subsidiary of Parent, (ii) any Person that is prohibited by any applicable law, rule or regulation binding on such Person or its properties or by any contractual obligation existing on the date such Person is formed, acquired or (solely with respect to prohibitions under applicable law, rule or regulation) redomiciled, in each case from guaranteeing the obligations under the Indenture (and for so long as such prohibition is in effect), (iii) any CFC, any Disregarded Entity or any Subsidiary that is owned by a CFC and (iv) any Person to the extent that the guarantee by such person of the obligations under the Indenture would result in material adverse tax consequences to Parent or any of its Subsidiaries as reasonably determined by us.

The Indenture defines the term “Funded Debt” as indebtedness for borrowed money owed or guaranteed by Parent or any of its consolidated subsidiaries, and any other indebtedness which under generally accepted accounting principles would appear as debt on the balance sheet of such corporation, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.

The Indenture defines the term “Restricted Subsidiary” as each of the Guarantors and any other subsidiaries of Parent except:

•

any subsidiary substantially all the assets of which are located, or substantially all of the business of which is carried on, outside of the United States and Canada, or any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary;

•

any subsidiary principally engaged in the business of financing notes and accounts receivable and any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary; or

•

any subsidiary acquired or organized after the date of the Indenture, unless the Board of Directors of Parent has designated it as a Restricted Subsidiary and such designation will not result in the breach of any covenant or agreement in the Indenture.

The Indenture defines the term “Significant Subsidiary” to mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which Notes are initially issued.

The Indenture defines the term “Subsidiary” or “subsidiary” to mean any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Parent (or if such term is used with reference to any other Person, by such other Person), or in relation to a person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”).

For purposes of Limitation on Liens and Limitation on Sale and Leaseback Transactions, the Indenture defines the term “value” with respect to a manufacturing plant as the amount equal to the greater of:

•	the net proceeds of the sale or transfer of such manufacturing plant; or

•	the fair value of such manufacturing plant at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of Parent.

This amount is divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to renewal or extension options contained in such lease.

The Trustee Under the Indenture

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. and/or its affiliates is among the banks with which we maintain ordinary banking relationships.

The Trustee may resign or be removed with respect to one or more series of Notes, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Notes under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Notes for which it is Trustee.

Modification or Waiver

There are three types of changes that we can make to the Indenture and the Notes.

Changes Requiring Your Approval. First, there are changes that cannot be made to any holder’s Notes without the approval of each such affected holder. Following is a list of those types of changes:

•	a change of the Stated Maturity of the principal of or interest on a Note;

•	a reduction of any amounts due on a Note (including Additional Amounts);

•	a reduction of the amount of principal payable upon acceleration of the Maturity of a Note following a default;

•	an adverse effect on any right of repayment at your option;

•	a change of the place or Currency of payment on a Note;

•	impairment of your right to sue for payment;

•	a reduction of the percentage of holders of Notes whose consent is needed to modify or amend the Indenture;

•	a reduction of the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•

a modification of any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, the quorum or voting requirements of the Notes or provisions relating to the waiver of certain covenants, except to increase any percentage of consents required to amend an Indenture or for any waiver or to add certain provisions that cannot be modified without the approval of each holder under Section 902.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the Outstanding Notes is the kind that requires a vote in favor by holders of Outstanding Notes owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the Outstanding Notes of the affected series in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the Indenture or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Outstanding Notes listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of any series of Outstanding Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Outstanding Notes in any material respect.

Notes of a series will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for holders of Notes of such series money for their payment or redemption. Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance and Covenant Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of Notes that are entitled to vote or take other action under the Indenture. If we set a record date for a vote or other action to be taken by holders of a particular series of Notes, that vote or action may be taken only by persons who are holders of Notes of that series on the record date.

If your securities are held by a bank or brokerage firm, you should consult them for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.

Except for any consent that must be given by the holder of each Note affected thereby, as described above, the holders of a majority in principal amount of the Outstanding Notes of a series may adopt any resolution presented at a meeting at which a quorum is present. However, any resolution with respect to any action which the Indenture expressly provides may be taken by a specified percentage less than a majority in principal amount of the Outstanding Notes of a series may be adopted at a meeting at which a quorum is present by vote of that specified percentage. Any resolution passed or decision taken at any meeting of holders of Notes of a series in accordance with the Indenture will be binding on all holders of Notes of that series. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Notes of a series, except that if any action is to be taken at such meeting which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Notes of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Notes of that series will constitute a quorum.

Notwithstanding the above, if any action is to be taken at a meeting of holders of Notes of a series that the Indenture expressly provides may be taken by the holders of a specified percentage in principal amount of all Outstanding Notes affected thereby or of the holders of such series and one or more additional series:

•	there will be no minimum quorum requirement for that meeting; and

•	the principal amount of the Outstanding Notes of that series that vote in favor of such action will be taken into account in determining whether that action has been taken under the Indenture.

Defeasance and Covenant Defeasance

Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the Notes a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on such Notes on their various due dates.

•

We must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (the “IRS”) ruling that lets us make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds are deposited in trust in exchange for your Notes, and you would recognize gain or loss on the Notes at the time of the deposit.

If we ever accomplish defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If we accomplish a defeasance, we would retain only the obligations to register the transfer or exchange of the Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture. These covenants relate to “Limitation on Liens” and “Limitation on Sale and Leaseback Transactions” summarized above. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for your benefit and the benefit of all other direct holders of the Notes a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates; and

•

deliver to the Trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the Trustee were prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as our bankruptcy, and the Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The exchange of Outstanding Notes for Exchange Notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of Outstanding Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Eaton and the Guarantors have agreed to amend or supplement this prospectus for a period of up to 180 days after the last exchange date (as such period may be extended under the registration rights agreement), in order to expedite or facilitate the disposition of any Exchange Notes by any broker-dealers. Eaton and the Guarantors further agreed that broker-dealers shall be authorized to deliver such prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales of the Exchange Notes.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit of any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Eaton and the Guarantors have agreed to pay all the expenses incident to the exchange offers (including the fees and expenses of one counsel for the holders of the Outstanding Notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

Eaton Corporation plc has historically filed annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. However, information contained on the SEC’s website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

Eaton and the Guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to Eaton, the Guarantors and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. You may inspect and copy the registration statement at the address listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that important information, including those related to our business and finances, can be disclosed by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this prospectus, except for any information superseded by information in this prospectus. In addition, any later information we file with the SEC will automatically update and supersede such information in this prospectus. This prospectus incorporates by reference the documents listed below that Eaton Corporation plc has previously filed with the SEC. In addition, those documents that are filed after the initial filing of the registration statement of which this prospectus is a part and prior to the date of effectiveness of such registration statement are considered part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the consummation of the exchange offers pursuant to this prospectus will be considered a part of this prospectus from the date of the filing of such documents.

•	Annual Report on Form 10-K of Eaton Corporation plc for the fiscal year ended December 31, 2012, filed on February 28, 2013;

•	Quarterly Reports on Form 10-Q of Eaton Corporation plc for the periods ended March 31, 2013, filed on May 3, 2013 and June 30, 2013, filed on August 2, 2013; and

•	Current Reports on Form 8-K (only to the extent “filed” and not “furnished”) of Eaton Corporation plc, filed on March 1, 2013, April 26, 2013 and September 6, 2013.

Exhibit 99.1 to our Current Report on Form 8-K filed on September 6, 2013 updates and supersedes Items 1, 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2012 and Exhibit 99.5 to our Current Report on Form 8-K filed on September 6, 2013 updates our Quarterly Report on Form 10-Q of Eaton Corporation plc for the period ended June 30, 2013.

If you are a holder of our Outstanding Notes, you can obtain any of the documents incorporated by reference from us without charge by requesting them in writing or by telephone as follows:

Secretary

Eaton Corporation

1000 Eaton Boulevard

Cleveland, Ohio 44122

(440) 523-5000

IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST INFORMATION NO LATER THAN                 , 2013, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFERS.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. This prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this prospectus is accurate as of any date other than such date.

LEGAL MATTERS

The validity and enforceability of the Exchange Notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Eaton Corporation plc appearing in Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated in Exhibit 99.1 of Eaton Corporation plc’s Current Report on Form 8-K dated September 6, 2013 filed with the Securities and Exchange Commission, and the effectiveness of Eaton Corporation plc’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cooper Industries plc at December 31, 2011 and 2010, and each of the three years in the period ended December 31, 2011, as updated in Exhibit 99.3 of Eaton Corporation plc’s Current Report on Form 8-K dated September 6, 2013 filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Eaton Corporation

Offers to Exchange

$600,000,000 aggregate principal amount of 0.950% Senior Notes due 2015,

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due 2017,

$1,600,000,000 aggregate principal amount of 2.750% Senior Notes due 2022,

$700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 and

$1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042,

each of which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding unregistered

0.950% Senior Notes due 2015,

1.500% Senior Notes due 2017,

2.750% Senior Notes due 2022,

4.000% Senior Notes due 2032 and

4.150% Senior Notes due 2042, respectively.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of the statutes and the constituent documents referred to below.

Ohio Registrants

(a) Eaton Corporation, Eaton US Holdings, Inc. and Eaton Leasing Corporation are incorporated under the laws of Ohio.

Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the State of Ohio, such as Eaton Corporation, Eaton US Holdings, Inc. and Eaton Leasing Corporation, power to indemnify its directors, officers, persons serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, or other enterprise, and other specified persons.

Provisions relating to indemnification of directors and officers of Eaton Corporation and other specified persons have been adopted pursuant to Ohio law and are contained in Article IV, Section 2 of Eaton Corporation’s Amended Regulations. Under the Amended Regulations, Eaton Corporation shall indemnify any director, officer or other specified person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton Corporation’s Amended Regulations referred to herein.

Eaton Corporation has entered into Indemnification Agreements with all of its officers and directors, as well as those officers and directors of Eaton Corporation plc who are serving in such positions at the request of Eaton Corporation. The Agreements provide that Eaton Corporation shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require Eaton Corporation to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on the date of the Agreements, and to establish and maintain an escrow account of up to $10 million to fund Eaton Corporation’s obligations under the Agreements, except that Eaton Corporation is required to fund the escrow only upon the occurrence of a change of control of Eaton Corporation, as defined under the Agreements.

Eaton Corporation also maintains insurance coverage for the benefit of such directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Section 2 of Article IV of the Amended Regulations.

Eaton Corporation and its officers, directors and controlling persons may receive indemnification against certain liabilities pursuant to the terms of any underwriting agreement or similar agreement entered into with respect to the Securities registered hereunder.

The Code of Regulations of Eaton US Holdings, Inc. provides, in relevant part, that the corporation shall indemnify, to the fullest extent permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fat that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, member, manger or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees), judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by such person in connection therewith, provided, however, that, with certain exceptions, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the directors of the corporation.

The Code of Regulations of Eaton Leasing Corporation provides, in relevant part, that the corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fat that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the corporation shall indemnify any such agent of the corporation to an extent that the directors may, in their discretion, so determine.

(b) Eaton Aeroquip LLC is registered under the laws of Ohio.

Paragraphs (A) through (E) of Section 1705.32 of the Ohio Revised Code grant each limited liability company organized under the laws of the State of Ohio, such as Eaton Aeroquip LLC, power to indemnify its members, managers, officers and other specified persons.

Provisions relating to indemnification of the member and any managers or officers of Eaton Aeroquip LLC and other specified persons have been adopted pursuant to Ohio law and are contained in Article X of Eaton Aeroquip LLC’s Operating Agreement. Under the Operating Agreement, Eaton Aeroquip LLC shall indemnify its member, any manager or officer of it, or other specified person, against any and all obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the indemnified person or party to the fullest extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton Aeroquip LLC’s Operating Agreement.

Delaware Registrants

(a) Wright Line Holding, Inc. and Cooper B-Line, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Bylaws and Certificate of Incorporation of Wright Line Holding, Inc. provide, in relevant part, that the corporation shall indemnify to the full extent permitted by, and in the manner permissible under the DGCL, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, his or her testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation; provided, however, that no indemnification shall be available (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the board of directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that the person, his or her testator or intestate, is or was an employee of the corporation.

The Certificate of Incorporation of Cooper B-Line, Inc. provides, in relevant part, that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(b) Eaton Aerospace LLC, Eaton Hydraulics LLC, Wright Line LLC, Eaton Electric Holdings LLC, Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC and Cooper Power Systems, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The Limited Liability Company Declaration of Eaton Aerospace LLC provides, in relevant part, that the company shall, to the maximum extent provided by law, indemnify, defend and hold harmless each present or former member, board member or officer to the extent of the company’s assets, from and against any liability, damage, cost, expense, loss, claim, judgment or amounts paid in settlement thereof (including reasonable attorneys’ fees and costs in settlement or defense thereof) incurred by reason of the fact that such person is or was a member, board member or officer; provided, however, that no indemnification shall be available for claims arising out of a breach of the company’s Limited Liability Company Declaration or any fraud, willful misconduct or breach of fiduciary duty by such person to the company or to the member.

The Limited Liability Company Agreement of Eaton Hydraulics LLC, provides, in relevant part, that the company shall indemnify and defend the member, manager and officers of the company, and any employee or agent of the company or anyone who was serving as such one at the request of the company on behalf of some other entity, and hold each of the them harmless from and against any and all obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the indemnified party (including, without limitation, all costs and expenses of defense, appeal and settlement) to the fullest extent permitted by the DLLCA. The indemnification obligations of the company shall be satisfied solely from the assets of the company, and no member shall have any personal liability on account thereof.

The Limited Liability Company Agreement of Wright Line LLC, provides, in relevant part, that the company shall indemnify the member (and its officers and directors), and each director and officer against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with any action or inaction taken in good faith and believed by such person to be in the best interest of the company; provided that such action or inaction does not constitute fraud, negligence, intentional misconduct or intentional breach of the Limited Liability Company Agreement or any employment agreement. Any indemnity shall be paid from, and only to the extent of, the company’s property, and the member shall have no personal liability on account thereof.

The operating agreements of Eaton Electric Holdings LLC, Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC and Cooper Power Systems, LLC, provide, in relevant part, that the company shall indemnify any present or former officer of the company, and may indemnify any present or former member, employee or agent of the company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a member, officer, employee or agent of the company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

New York Registrant

Cooper Wiring Devices, Inc. is incorporated under the laws of New York.

Section 722(a) of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the bylaws, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The Bylaws of Cooper Wiring Devices, Inc. provide, in relevant part, that the corporation shall, to the extent legally permissible, indemnify any person made, or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor) whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or other proceeding, or any appeal therein, if such director or officer acted, in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit trust or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Ireland Registrants

Eaton Corporation plc and Cooper Industries are incorporated under the laws of Ireland.

Pursuant to the articles of association of each of Eaton Corporation plc and Cooper Industries (together the Irish Guarantors and each an Irish Guarantor), the directors and secretary of each Irish Guarantor are indemnified to the extent permitted by the Companies Acts. Each Irish Guarantor may indemnify the directors or secretary only if the indemnified party receives a favorable judgment in respect of the liability, or where an Irish court determines that the director or the secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Companies Acts does not apply to executives who are not directors or the secretary of the Irish Guarantors. Any provision for indemnification to a greater extent is void under Irish law, whether contained in a memorandum and articles of association or any contract between the director and the Irish Guarantors.

The articles of association of each Irish Guarantor also contains indemnification and expense advancement provisions for current or former executives who are not directors or the secretary of the relevant Irish Guarantor.

The directors of each Irish Guarantor may, on a case-by-case basis, decide at their discretion that it is in the best interests of that Irish Guarantor to indemnify an individual director from any liability arising from his or her position as a director of that Irish Guarantor. However, this discretion must be exercised bona fide in the best interest of the relevant Irish Guarantor.

In addition, due to more restrictive provisions of Irish law in relation to the indemnification of directors and the secretary, in connection with the transaction, it is expected that the Irish Guarantors will indemnify its directors and certain officers, as well as individuals serving as directors or officers of its subsidiaries, pursuant to indemnification agreements existing or to be entered into by Eaton Corporation.

Netherlands Registrant

Turlock B.V. is incorporated under the laws of Netherlands.

Dutch law does not contain any specific provisions with respect to the indemnification of directors. However, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive is accepted in the Netherlands. Any director with a Dutch law governed employment agreement with the company is entitled to indemnification by law. Indemnification can otherwise be made pursuant to a contract or pursuant to its articles of association. No indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of their duties.

None of the directors has entered into a Dutch law employment agreement with Turlock B.V. The directors of Turlock B.V. are covered under the general directors’ and officers’ liability insurance policy that has been entered into by Eaton Corporation which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

Luxembourg Registrants

Eaton Controls (Luxembourg) S.à r.l. and Eaton Technologies (Luxembourg) S.à r.l. are incorporated under the laws of Luxembourg.

As a principle, managers do not contract any personal liability deriving from the liabilities of the company (explicitly for sociétés anonymes: article 58 of the Luxembourg Commercial Code of 10 August 1915 (as amended), (the “1915 Law”)). This is an application of the general rules relating to mandates whereunder it is held that the proxy does not bind himself and that the person represented must execute the obligations undergone in its name by the proxy.

Managers are however responsible for damages caused by their fault. This responsibility may exist towards the company, towards shareholders and towards third parties, depending on the circumstances and the basis of action. Actions may notably be based on either of the following provisions: (i) Article 59 para. 1 of the 1915 Law (“faute de gestion”, mismanagement), (ii) Article 59 para. 2 of the 1915 Law (violation of legal or statutory provisions), or (iii) Articles 1382, 1383 of the Luxembourg Civil Code.

Article 59 of the 1915 Law reads as follows (free English translation):

“The directors are responsible towards the company, in accordance with common law, for the execution of the mandate which has been conferred upon them and for the faults committed in their management.

They are jointly responsible either towards the company or towards third parties of all damages resulting from infringements of the provisions of company law or of the articles of incorporation. They shall be discharged of this responsibility, in respect of infringements in which they did not take part, only if no fault is imputable to them and if they have denounced the infringements to the next general meeting of shareholders after the date at which they became aware thereof.”

Besides the three cases above, managers may incur liability under criminal law or, in certain circumstances, in case of bankruptcy.

Claims against individual managers on the basis of articles 1382 and 1383 of the Luxembourg Civil Code are available to the company and to any injured person, be it an individual shareholder or a third party creditor of the company, if it can be established that an unlawful act or negligence has been committed by the board of managers or a manager. Articles 1382 and 1383 read as follows:

“Any act of man resulting in damage incurred by someone else binds the person responsible for the damage to repair it.” (article 1382)

“Everyone is liable for the damage caused not only by his act but also by his negligence or imprudence” (article 1383).

Any injured person can resort to this individual responsibility of the managers for the following reasons: (i) the actio mandati is not available to the company because the quitus has been granted to the managers; (ii) it is usual practice for managers to have their personal liability covered by insurance policies so that managers should be able to meet their obligations, and (iii) minority shareholders are not entitled to initiate the actio mandati on behalf of the company against its managers.

The claimant will have to demonstrate (a) the negligence of the managers concerned in performing or not performing their obligations, (b) the damage suffered, and (c) the causal link between the negligence and the damage.

Luxembourg laws and regulations don’t explicitly address the issue of indemnity and insurance coverage for S.à r.l. managers. It is generally considered that the articles of incorporation of the S.à r.l. may provide for indemnity, however limited to the extent the managers are not acting in gross negligence or fraudulently.

Insurance coverage for directors’ and officers’ liability is also permissible under Luxembourg law and may be considered as usual market practice for certain market segments and/or types of companies. However, again there are no legal provisions specifically dealing with Directors’ and Officers’ insurance.

The coordinated articles of incorporation of Eaton Controls (Luxembourg) S.à r.l. and of Eaton Technologies (Luxembourg) S.à r.l. provide in the relevant part that “No Manager commits himself, by reason of his functions, to any personal obligation in relation to the commitments taken on behalf of the Company. Manager(s) are only liable for the performance of their duties. The Company shall indemnify any member of the Board of Managers, officer or employee of the Company, and if applicable, their successors, heirs, executors and administrators, against damages and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been Manager’s), officer or employee of the Company, or, at the request of the Company, any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified is not guilty of gross negligence or misconduct. The foregoing right of indemnification shall not exclude other rights to which the persons to be indemnified pursuant the Articles of Incorporation may be entitled.”

Bermuda Registrant

Cooper Offshore Holdings Ltd. is incorporated under the laws of Bermuda.

The Bye-laws of Cooper Offshore Holdings Ltd. provide that each of its officers, directors and certain other persons shall be indemnified and held harmless out of the funds of Cooper Offshore Holdings Ltd. to the fullest extent provided by Bermuda law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such capacity; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act of 1981 (the

“Companies Act”) as in effect from time to time in Bermuda. The bye-laws also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and for advancement of expenses in connection with indemnified activities and proceedings. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in Cooper Offshore Holdings Ltd.’s Bye-laws or in a contract or arrangement between Cooper Offshore Holdings Ltd. and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1*	Amended and Restated Articles of Incorporation of Eaton Corporation.

3.2*	Code of Regulations of Eaton Corporation.

3.3	Certificate of Incorporation of Eaton Corporation plc (incorporated by reference to Exhibit 4.1 of Eaton Corporation plc’s Form S-8 Registration Statement filed on November 30, 2012 (Commission File No. 333-185206)).

3.4	Amended and Restated Memorandum and Articles of Incorporation of Eaton Corporation (incorporated by reference to Exhibit 3 of Eaton Corporation plc’s Form 10-Q Quarterly Report for quarterly period ended September 30, 2012 (Commission File No. 333-182303)).

3.5*	Articles of Association of Turlock B.V.

3.6*	Amended and Restated Articles of Incorporation of Eaton US Holdings, Inc.

3.7*	Code of Regulations of Eaton US Holdings, Inc.

3.8*	Deed of Name Change of Eaton Controls (Luxembourg) S.à r.l.

3.9*	Articles of Association of Eaton Controls (Luxembourg) S.à r.l.

3.10*	Deed of Foundation of Eaton Technologies (Luxembourg) S.à r.l.

3.11*	Articles of Association of Eaton Technologies (Luxembourg) S.à r.l.

3.12*	Certificate of Formation of Eaton Aeroquip LLC.

3.13*	Operating Agreement of Eaton Aeroquip LLC.

3.14*	Certificate of Formation of Eaton Aerospace LLC.

3.15*	Limited Liability Company Declaration of Eaton Aerospace LLC.

3.16*	Certificate of Formation of Eaton Hydraulics LLC.

3.17*	Limited Liability Company Agreement of Eaton Hydraulics LLC.

3.18*	Articles of Incorporation of Eaton Leasing Corporation.

3.19*	Regulations of Eaton Leasing Corporation.

3.20*	Certificate of Incorporation of Wright Line Holding, Inc.

3.21*	Bylaws of Wright Line Holding, Inc.

3.22*	Certificate of Formation of Wright Line LLC.

3.23*	Limited Liability Company Agreement of Wright Line LLC.

3.24*	Certificate of Incorporation of Cooper Industries.

3.25*	Memorandum and Articles of Association of Cooper Industries.

3.26*	Certificate of Formation of Eaton Electric Holdings LLC.

3.27*	Amended and Restated Operating Agreement of Eaton Electric Holdings LLC.

3.28*	Memorandum of Association of Cooper Offshore Holdings Ltd.

3.29*	Bye-Laws of Cooper Offshore Holdings Ltd.

3.30*	Certificate of Incorporation of Cooper B-Line, Inc.

3.31*	Bylaws of Cooper B-Line, Inc.

3.32*	Certificate of Formation of Cooper Bussmann, LLC.

3.33*	Operating Agreement of Cooper Bussmann, LLC.

3.34*	Certificate of Formation of Cooper Crouse-Hinds, LLC.

3.35*	Amended Operating Agreement of Cooper Crouse-Hinds, LLC.

3.36*	Certificate of Formation of Cooper Lighting, LLC.

3.37*	Operating Agreement of Cooper Lighting, LLC.

3.38*	Certificate of Formation of Cooper Power Systems, LLC.

3.39*	Operating Agreement of Cooper Power Systems, LLC.

3.40*	Certificate of Incorporation of Cooper Wiring Devices, Inc.

3.41*	Bylaws of Cooper Wiring Devices, Inc.

4.1	Indenture dated as of November 20, 2012, among Turlock Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Eaton Corporation plc’s Form 8-K Current Report filed on November 26, 2012 (Commission File No. 333-182303)).

4.2*	Supplemental Indenture No. 1, dated as of November 30, 2012, among Eaton Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3*	Supplemental Indenture No. 2, dated as of January 8, 2013, among Eaton Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Registration Rights Agreement, dated as of November 20, 2012, among Turlock Corporation, the guarantors named therein and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, acting as representatives of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 of Eaton Corporation plc’s Form 8-K Current Report filed on November 26, 2012 (Commission File No. 333-182303)).

4.5*	Joinder Registration Rights Agreement, dated as of November 30, 2012, among Eaton Corporation, the guarantors named therein and the initial purchasers named therein.

4.6*	Joinder Registration Rights Agreement, dated as of January 8, 2013, among Eaton Corporation, the guarantors named therein and the initial purchasers named therein.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of McDonald Hopkins LLC.

5.3*	Opinion of Appleby (Bermuda) Limited.

5.4*	Opinion of A&L Goodbody.

5.5*	Opinion of Loyens & Loeff (USA) B.V.

5.6*	Opinion of Linklaters LLP.

10.1	Senior Executive Incentive Compensation Plan (effective February 27, 2013) (incorporated by reference to Exhibit 10(a) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.2	Deferred Incentive Compensation Plan II (incorporated by reference to Exhibit 10(f) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.3	First Amendment to Deferred Incentive Compensation Plan II (incorporated by reference to Exhibit 4.12 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 000-54863)).

10.4	Excess Benefits Plan II (2008 restatement) (incorporated by reference to Exhibit 10(g) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.5	First Amendment to Excess Benefits Plan II (2008 restatement) (incorporated by reference to Exhibit 10(e) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.6	Incentive Compensation Deferral Plan II (incorporated by reference to Exhibit 10(h) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.7	First Amendment to Incentive Compensation Deferral Plan II (incorporated by reference to Exhibit 4.11 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 000-54863)).

10.8	Limited Eaton Service Supplemental Retirement Income Plan II (2008 restatement) (incorporated by reference to Exhibit 10(i) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.9	First Amended to Limited Eaton Service Supplemental Retirement Income Plan II (incorporated by reference to Exhibit 10(i) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.10	Supplemental Benefits Plan II (2008 restatement) (incorporated by reference to Exhibit 10(j) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.11	First Amended to Supplemental Benefits Plan II (2008 restatement) (incorporated by reference to Exhibit 10(k) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.12	Form of Restricted Share Unit Agreement (incorporated by reference to Exhibit 10(l) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.13	Form of Restricted Share Agreement (incorporated by reference to Exhibit 10(m) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.14	Form of Restricted Share Agreement (Non-Employee Directors) (incorporated by reference to Exhibit 10.2 of Eaton Corporation’s Form 8-K Current Report filed on February 1, 2010 (Commission File No. 001-01396)).

10.15	Form of Directors’ Restricted Share Unit Agreement (incorporated by reference to Exhibit 10(o) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.16	Form of Stock Option Agreement for Executives (incorporated by reference to Exhibit 10(p) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.17	Form of Stock Option Agreement for Non-Employee Directors (2008) (incorporated by reference to Exhibit 10(q) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.18	Amended and Restated 2002 Stock Plan (incorporated by reference to Exhibit 4.8 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.19	Amended and Restated 2004 Stock Plan (incorporated by reference to Exhibit 4.7 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.20	Amended and Restated 2008 Stock Plan (incorporated by reference to Exhibit 4.6 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.21	Second Amended and Restated 2009 Stock Plan (incorporated by reference to Exhibit 4.5 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.22	Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 4.4 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.23	Amendment to Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 10(w) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.24	First Amendment to 2005 Non-Employee Director Fee Deferral Plan (incorporated by reference to Exhibit 4.13 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.25	2013 Non-Employee Director Fee Deferral Plan (incorporated by reference to Exhibit 10(y) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.26	Form of Change of Control Agreement entered into with officers of Eaton Corporation (incorporated by reference to Exhibit 10(x) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2008 (Commission File No. 001-01396)).

10.27	Form of Indemnification Agreement entered into with officers of Eaton Corporation (incorporated by reference to Exhibit 10(h) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.28	Form of Indemnification Agreement entered into with directors (incorporated by reference to Exhibit 10(bb) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.29	Form of Indemnification Agreement II entered into with directors (incorporated by reference to Exhibit 10(cc) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.30	Amended and Restated Executive Strategic Incentive Plan (amended and restated February 27, 2013) (incorporated by reference to Exhibit 10(dd) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.31	Executive Strategic Incentive Plan II (effective January 1, 2001) (incorporated by reference to Exhibit 10(t) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.32	Amended and Restated Supplemental Executive Strategic Incentive Plan (amended and restated February 27, 2013) (incorporated by reference to Exhibit 10(ff) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.33	Deferred Incentive Compensation Plan (amended and restated effective November 1, 2007) (incorporated by reference to Exhibit 10(cc) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2009 (Commission File No. 001-01396)).

10.34	Amended and Restated 1998 Stock Plan (incorporated by reference to Exhibit 4.9 of Eaton Corporation plc’s Form S-8 filed on November 30, 2012 (Commission File No. 333-185206)).

10.35	Trust Agreement—Officers and Employees (dated December 6, 1996) (incorporated by reference to Exhibit 10(q) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.36	Trust Agreement—Non-employee Directors (dated December 6, 1996) (incorporated by reference to Exhibit 10(p) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.37	Group Replacement Insurance Plan (GRIP) (effective June 1, 1992) (incorporated by reference to Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 1992.

10.38	Excess Benefits Plan (amended and restated effective January 1, 1989) (incorporated by reference to Exhibit 10(k) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.39	Amendment to Excess Benefit Plan (incorporated by reference to Exhibit 10(mm) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.40	Supplemental Benefits Plan (amended and restated January 1, 1989) (incorporated by reference to Exhibit 10(j) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2002 (Commission File No. 333-56644)).

10.41	Amendment to Supplemental Benefits Plan (incorporated by reference to Exhibit 10(oo) of Eaton Corporation plc’s Form 10-K Annual Report for the fiscal year ended December 31, 2012 (Commission File No. 000-54863)).

10.42	Eaton Corporation Board of Directors Policy on Incentive Compensation, Stock Options and Other Equity Grants upon the Restatement of Financial Results (incorporated by reference to Exhibit 10(mm) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2007 (Commission File No. 001-01396)).

10.43	Amended and Restated Grantor Trust Agreement for Non-Employee Directors’ Deferred Fees Plans—effective January 1, 2010 (incorporated by reference to Exhibit 10(mm) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2010 (Commission File No. 001-01396)).

10.44	Amended and Restated Grantor Trust Agreement for Employees’ Deferred Compensation Plans—effective January 1, 2010 (incorporated by reference to Exhibit 10(nn) of Eaton Corporation’s Form 10-K Annual Report for the fiscal year ended December 31, 2010 (Commission File No. 001-01396)).

10.45	Eaton Savings Plan (2013 restatement) (incorporated by reference to Exhibit 10(ss) of Eaton Corporation plc’s Form 10-Q Quarterly Report for the quarterly period ended March 31, 2013 (Commission File No. 000-54863)).

10.46	Eaton Supplemental Retirement Plan (effective January 1, 2013) (incorporated by reference to Exhibit 10(tt) of Eaton Corporation plc’s Form 10-Q Quarterly Report for the quarterly period ended March 31, 2013 (Commission File No. 000-54863)).

10.47	The Eaton Puerto Rico Retirement Savings Plan (April 1, 2013 restatement) (incorporated by reference to Exhibit 10(uu) of Eaton Corporation plc’s Form 10-Q for the quarterly period ended March 31, 2013 (Commission File No. 000-54863)).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of Eaton Corporation plc’s Form 10-Q Quarterly Report for the quarterly period ended June 30, 2013 (Commission File No. 000-54863))

21.1*	Subsidiaries of Eaton Corporation plc.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of McDonald Hopkins LLC (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3*	Consent of Appleby (Bermuda) Limited (included as part of its opinion filed as Exhibit 5.3 hereto).

23.4*	Consent of A&L Goodbody (included as part of its opinion filed as Exhibit 5.4 hereto).

23.5*	Consent of Loyens & Loeff (USA) B.V. (included as part of its opinion filed as Exhibit 5.5 hereto).

23.6*	Consent of Linklaters LLP (included as part of its opinion filed as Exhibit 5.6 hereto).

23.7*	Consent of Ernst & Young LLP regarding financial statements of Eaton Corporation plc.

23.8*	Consent of Ernst & Young LLP regarding financial statements of Cooper Industries plc.

24.1*	Omnibus Powers of Attorney for Registrants incorporated/organized in the U.S.

24.2*	Omnibus Powers of Attorney for Registrants incorporated/organized outside of the U.S.

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (an, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON CORPORATION

By:	*
Name: Alexander M. Cutler
Title: Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Chief Executive Officer and President (Principal Executive Officer)	September 6, 2013

	* Richard H. Fearon	Vice Chairman, Chief Financial and Planning Officer and Director (Principal Financial Officer)	September 6, 2013

	* Billie K. Rawot	Senior Vice President and Controller (Principal Accounting Officer)	September 6, 2013

	* Mark M. McGuire	Director	September 6, 2013

	* Trent M. Meyerhoefer	Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

EATON CORPORATION PLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alexander M. Cutler	Principal Executive Officer and Director	September 6, 2013

* Richard H. Fearon	Principal Financial Officer	September 6, 2013

* Billie K. Rawot	Principal Accounting Officer and Authorized Representative in the United States	September 6, 2013

** George S. Barrett	Director	September 6, 2013

** Todd M. Bluedorn	Director	September 6, 2013

** Christopher M. Connor	Director	September 6, 2013

** Michael J. Critelli	Director	September 6, 2013

** Charles E. Golden	Director	September 6, 2013

** Linda A. Hill	Director	September 6, 2013

** Arthur E. Johnson	Director	September 6, 2013

Signature		Title	Date

** Ned C. Lautenbach		Director	September 6, 2013

** Deborah L. McCoy		Director	September 6, 2013

** Gregory R. Page		Director	September 6, 2013

** Gerald B. Smith		Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

**By:	/s/ Thomas E. Moran
Thomas E. Moran
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

TURLOCK B.V.

By:	*
Name: Kurt McMaken
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Kurt McMaken	Principal Executive Officer	September 6, 2013

	* Olivier Ophele	Principal Financial Officer	September 6, 2013

	* Ian Yule	Principal Accounting Officer	September 6, 2013

	/s/ Lizbeth L. Wright Lizbeth L. Wright	Authorized Representative in the United States	September 6, 2013

	* Mark M. McGuire	Director	September 6, 2013

	* Mark Peterson	Director	September 6, 2013

	* Soner Canel	Director	September 6, 2013

	* Alexis Hubert	Director	September 6, 2013

	* Maarteen Arnoud Verhoeven	Director	September 6, 2013

*By:	/s/ Thomas E. Moran
Thomas E. Moran
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

Eaton US Holdings, Inc.

By:	*
Name: Alexander M. Cutler
Title: President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	President and Director (Principal Executive Officer)	September 6, 2013

	* Richard H. Fearon	Treasurer and Director (Principal Financial Officer)	September 6, 2013

	* Billie K. Rawot	Principal Accounting Officer	September 6, 2013

	* Mark M. McGuire	Director	September 6, 2013

	* Trent M. Meyerhoefer	Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

EATON CONTROLS (LUXEMBOURG) S.À R.L.

By:	*
Name: Kurt McMaken
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Kurt McMaken	Principal Executive Officer	September 6, 2013

	* Olivier Ophele	Principal Financial Officer	September 6, 2013

	* Ian Yule	Principal Accounting Officer	September 6, 2013

	/s/ Lizbeth L. Wright Lizbeth L. Wright	Authorized Representative in the United States	September 6, 2013

	* Sabine Knobloch	Director	September 6, 2013

	* Alexis Hubert	Director	September 6, 2013

	* Gregory Dujardin	Director	September 6, 2013

*By:	/s/ Thomas E. Moran
Thomas E. Moran
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L.

By:	*
Name: Kurt McMaken
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Kurt McMaken	Principal Executive Officer	September 6, 2013

	* Olivier Ophele	Principal Financial Officer	September 6, 2013

	* Ian Yule	Principal Accounting Officer	September 6, 2013

	/s/ Lizbeth L. Wright Lizbeth L. Wright	Authorized Representative in the United States	September 6, 2013

	* Sabine Knobloch	Director	September 6, 2013

	* Gregory Dujardin	Director	September 6, 2013

	* Bruno Lawaree	Director	September 6, 2013

*By:	/s/ Thomas E. Moran
Thomas E. Moran
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON AEROQUIP LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Principal Executive Officer	September 6, 2013

* Richard H. Fearon		Vice President and Manager (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Principal Accounting Officer	September 6, 2013

* Mark M. McGuire		Manager	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON AEROSPACE LLC

By:	*
Name: Alexander M. Cutler
Title: Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Manager (Principal Executive Officer)	September 6, 2013

* Richard H. Fearon		Vice President (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Principal Accounting Officer	September 6, 2013

* Mark M. McGuire		Manager	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON HYDRAULICS LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Principal Executive Officer	September 6, 2013

* Richard H. Fearon		Vice President and Manager (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Principal Accounting Officer	September 6, 2013

* Mark M. McGuire		Manager	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON LEASING CORPORATION

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Principal Executive Officer	September 6, 2013

* Richard H. Fearon		President, Chairman and Director (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Vice President and Director (Principal Accounting Officer)	September 6, 2013

* Mark M. McGuire		Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

WRIGHT LINE HOLDING, INC.

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Principal Executive Officer	September 6, 2013

	* Richard H. Fearon	Director (Principal Financial Officer)	September 6, 2013

	* Billie K. Rawot	Principal Accounting Officer	September 6, 2013

	* Mark M. McGuire	Director	September 6, 2013

	* Thomas S. Gross	Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

WRIGHT LINE LLC

By:	*
Name: Alexander M. Cutler Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alexander M. Cutler	Principal Executive Officer	September 6, 2013

* Richard H. Fearon	Director (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot	Principal Accounting Officer	September 6, 2013

* Mark M. McGuire	Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

COOPER INDUSTRIES

By:	*
Name: Kurt McMaken Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kurt McMaken	Principal Executive Officer	September 6, 2013

* Olivier Ophele	Principal Financial Officer	September 6, 2013

* Ian Yule	Principal Accounting Officer	September 6, 2013

/s/ Lizbeth L. Wright Lizbeth L. Wright	Authorized Representative in the United States	September 6, 2013

* Brian Cooper	Director	September 6, 2013

* Thomas E. Moran	Director	September 6, 2013

* Patrick Spicer	Director	September 6, 2013

*By:	/s/ Thomas E. Moran
Thomas E. Moran Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

EATON ELECTRIC HOLDINGS LLC

By:	*
Name: Alexander M. Cutler Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Principal Executive Officer; Director of Eaton US Holdings Inc., the sole member of Eaton Electric Holdings LLC	September 6, 2013

	* Richard H. Fearon	President and Chief Financial Officer (Principal Financial Officer); Director of Eaton US Holdings Inc., the sole member of Eaton Electric Holdings LLC	September 6, 2013

	* Billie K. Rawot	Vice President and Controller (Principal Accounting Officer)	September 6, 2013

	* Mark M. McGuire	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC	September 6, 2013

	* Trent M. Meyerhoefer	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, on September 6, 2013.

COOPER OFFSHORE HOLDINGS LTD.

By:	*
Name: Kurt McMaken Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Kurt McMaken	Principal Executive Officer	September 6, 2013

	* Olivier Ophele	Principal Financial Officer	September 6, 2013

	* Ian Yule	Principal Accounting Officer	September 6, 2013

	/s/ Lizbeth L. Wright Lizbeth L. Wright	Authorized Representative in the United States	September 6, 2013

	* Francesco Cagliero	Director	September 6, 2013

	* Paul S. Lewis	Director	September 6, 2013

*By:	/s/ Thomas E. Moran
Thomas E. Moran
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER B-LINE, INC.

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Principal Executive Officer	September 6, 2013

* Richard H. Fearon		Vice President and Chief Financial Officer (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Vice President, Controller and Director (Principal Accounting Officer)	September 6, 2013

* Mark M. McGuire		Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER BUSSMANN, LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Principal Executive Officer; President and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Bussmann, LLC	September 6, 2013

* Richard H. Fearon

Vice President and Chief Financial Officer (Principal Financial Officer);

Treasurer and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Bussmann, LLC

September 6, 2013

	* Billie K. Rawot	Vice President and Controller (Principal Accounting Officer)	September 6, 2013

	* Mark M. McGuire	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Bussmann, LLC	September 6, 2013

	* Trent M. Meyerhoefer	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Bussmann, LLC	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER CROUSE-HINDS, LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Principal Executive Officer; President and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Crouse-Hinds, LLC	September 6, 2013

* Richard H. Fearon

Vice President and Chief Financial Officer (Principal Financial Officer);

Treasurer and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Crouse-Hinds, LLC

September 6, 2013

	* Billie K. Rawot	Vice President and Controller (Principal Accounting Officer)	September 6, 2013

	* Mark M. McGuire	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Crouse-Hinds, LLC	September 6, 2013

	* Trent M. Meyerhoefer	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Crouse-Hinds, LLC	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER LIGHTING, LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Alexander M. Cutler	Principal Executive Officer; President and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Lighting, LLC	September 6, 2013

* Richard H. Fearon

Vice President and Chief Financial Officer (Principal Financial Officer);

Treasurer and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Lighting, LLC

September 6, 2013

	* Billie K. Rawot	Vice President and Controller (Principal Accounting Officer)	September 6, 2013

	* Mark M. McGuire	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Lighting, LLC	September 6, 2013

	* Trent M. Meyerhoefer	Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Lighting, LLC	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER POWER SYSTEMS, LLC

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alexander M. Cutler

Principal Executive Officer;

President and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Electrical International, LLC,

which is the sole member of

Cooper Power Systems, LLC

September 6, 2013

* Richard H. Fearon

Vice President and Chief Financial Officer (Principal Financial Officer);

Treasurer and Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Electrical International, LLC,

which is the sole member of

Cooper Power Systems, LLC

September 6, 2013

* Billie K. Rawot	Vice President and Controller (Principal Accounting Officer)	September 6, 2013

* Mark M. McGuire

Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Electrical International, LLC,

which is the sole member of

Cooper Power Systems, LLC

September 6, 2013

Signature		Title	Date

* Trent M. Meyerhoefer

Director of Eaton US Holdings, Inc., the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Electrical International, LLC,

which is the sole member of

Cooper Power Systems, LLC

September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 6, 2013.

COOPER WIRING DEVICES, INC.

By:	*
Name: Alexander M. Cutler
Title: Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Alexander M. Cutler		Principal Executive Officer	September 6, 2013

* Richard H. Fearon		Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 6, 2013

* Billie K. Rawot		Vice President, Controller and Director (Principal Accounting Officer)	September 6, 2013

* Mark M. McGuire		Director	September 6, 2013

*By:	/s/ Lizbeth L. Wright
Lizbeth L. Wright
Attorney-in-fact